UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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iParty Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iParty Corp.

270 Bridge Street, Suite 301

Dedham, MA 02026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of iParty Corp. will be held as follows:

Date:        Wednesday, May 27, 2009

Time:       11:00 a.m., local time

Place:       Posternak Blankstein & Lund LLP
Prudential Tower
800 Boylston Street, 33rd Floor
Boston, MA 02199

Matters to be voted on:

1.               The election of all six directors;

2.               Approval of the 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”);

3.               Approval of an amendment to iParty’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of iParty’s common stock would be combined into new shares of iParty common stock at an exchange ratio ranging between one-for-five and one-for-thirty, with the exchange ratio to be determined by the Board of Directors (the “Reverse Stock Split”);

4.               Approval to conduct a one-time option repricing / exchange under which eligible employees (including named executive officers and non-employee independent directors) would be able to elect to exchange certain outstanding stock options issued under our Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan for a fewer number of lower priced options with the same vesting conditions and term (the “Option Repricing / Exchange”);

5.               Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2009; and

6.               Any other matters properly brought before the annual meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 6, 2009 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.  Representation in person or by proxy of at least a majority of all outstanding shares of each class of stock entitled to vote at the meeting is required to constitute a quorum.  Accordingly, it is important that your shares be represented at the annual meeting.  The list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our offices at 270 Bridge Street, Suite 301, Dedham, MA 02026 for ten (10) days prior to May 27, 2009.  Enclosed with the proxy statement for the meeting, you will find a copy of our Annual Report on Form 10-K for fiscal 2008.

Your vote at the meeting is very important to us regardless of the number of shares you own.  Please vote your shares, whether or not you plan to attend the meeting, by completing the enclosed proxy card and returning it to us in the enclosed envelope.  Should you want to change your vote prior to the annual meeting you may do so in accordance with the instructions contained in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ David Robertson
DAVID ROBERTSON
Secretary

This notice, proxy statement, and form of proxy are being distributed on or about April 25, 2009.

iParty Corp.

270 Bridge Street, Suite 301

Dedham, MA 02026

PROXY STATEMENT

for Annual Meeting of Stockholders to Be Held on May 27, 2009

GENERAL INFORMATION

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Stockholders of iParty Corp. (“iParty” or the “Company”). The meeting will be held at the offices of Posternak Blankstein & Lund LLP, at the Prudential Tower, 33rd Floor, 800 Boylston Street, Boston MA, 02199, on May 27, 2009, at 11:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is iParty Corp., 270 Bridge Street, Suite 301, Dedham, MA, 02026. We are first furnishing the proxy materials to stockholders on or about April 25, 2009.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock, Series B convertible preferred stock (“Series B Preferred Stock”), Series C convertible preferred stock (“Series C Preferred Stock”), Series D convertible preferred stock (“Series D Preferred Stock”), Series E convertible preferred stock (“Series E Preferred Stock”) and Series F convertible preferred stock (“Series F Preferred Stock” and together with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the “Convertible Preferred Stock”) of the Company at the close of business on April 6, 2009, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is this document?  This is the Notice of our 2009 Annual Meeting of Stockholders of iParty Corp. (“iParty” or the “Company”), combined with our Proxy Statement which provides important information for your use in voting your shares of our common stock, or our various series of Convertible Preferred Stock, at the annual meeting.

Who can vote?  You can vote your shares of common stock or your shares of Convertible Preferred Stock if our records show that you owned the shares at the close of business on April 6, 2009, which is the record date for the annual meeting.  Shares representing a total of 37,663,320 votes are eligible to vote at the meeting.

Common Stock.  You are permitted one vote for each share of common stock you owned at the close of business on April 6, 2009, including (i) shares held in your name as a stockholder of record, and (ii) shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.  Thus, as of April 6, 2009, there were 22,731,667 votes eligible to vote at the meeting associated with shares of common stock.  The enclosed proxy card shows the number of shares you can vote.

Convertible Preferred Stock.  Except as otherwise required by Delaware General Corporation Law, the Convertible Preferred Stock is entitled to vote together with the common stock on all matters to which the common stock is entitled to vote.  When the Convertible Preferred Stock votes together with the common stock as one class, you are permitted one vote for each whole number of shares of our common stock into which the shares of Convertible Preferred Stock are convertible.  Thus, as of April 6, 2009, the number of votes eligible to vote at the meeting were 6,022,133 votes associated with 463,241 shares of Series B Preferred Stock (you are permitted thirteen (13) votes for each share of Series B Preferred Stock), 1,300,000 votes associated with 100,000 shares of Series C

Preferred Stock  (you are permitted thirteen (13) votes for each share of Series C Preferred Stock), 3,500,000 votes associated with 250,000 shares of Series D Preferred Stock (you are permitted fourteen (14) votes for each share of Series D Preferred Stock), 2,966,660 votes associated with 296,666 shares of Series E Preferred Stock (you are permitted ten (10) votes for each share of Series E Preferred Stock), and 1,142,860 votes associated with 114,286 shares of Series F Preferred Stock (you are permitted ten (10) votes for each share of Series F Preferred Stock).

In each such case, the number of votes is calculated based on the number of shares you owned at the close of business on April 6, 2009, including shares held in your name as a stockholder of record and shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.  The enclosed proxy card shows the number of shares you can vote.

Special Voting Rights of Series C and Series D Preferred Stock with Respect to Election of Directors.  So long as at least fifty percent (50%) of the initially issued shares of Series C Preferred Stock remains outstanding, the holders of the Series C Preferred Stock are entitled to vote alone for the election of a Series C Director.   So long as at least fifty percent (50%), of the initially issued shares of Series D Preferred Stock remains outstanding, the holders of the Series D Preferred Stock are entitled to vote alone for the election of a Series D Director.

Special Voting Rights of the Convertible Preferred Stock.  Under the various Certificates of Designations, each series of Convertible Preferred Stock has a separate class vote in the following instances:

•                  The creation and issuance of any series of preferred stock or other security which is senior as to liquidation and or dividend rights to such Convertible Preferred Stock; and

•                  An action that repeals, amends, or otherwise changes the Certificate of Designation or Certificate of Incorporation in a manner that would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the particular class of Convertible Preferred Stock to adversely affect such class.

Unless otherwise specified in the Certificate of Designation, when voting as a separate class, you are permitted one vote for each share of Convertible Preferred Stock you owned at the close of business on April 6, 2009, including (i) shares held in your name as a stockholder of record, and (ii) shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.  In the case of the second bullet point above, each holder, regardless of the number of shares of Convertible Preferred Stock owned of record or beneficially, is permitted one vote.

How do I vote by proxy?  Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting.  Sign and date the proxy card and mail it back in the enclosed envelope.  The proxy holders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal.  Unless you instruct otherwise, the proxy holders will vote in accordance with the Board of Director’s recommendation below.

What is the purpose of the Reverse Stock Split?  The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of iParty’s common stock.  iParty’s common stock is listed on the NYSE Amex.  Under the NYSE Amex’s listing standards, if the exchange considers iParty’s common stock to be a low priced stock, iParty’s common stock could be subject to a delisting notification.  The exchange may consider a stock selling for a substantial period of time below $1.00 as a low priced stock.  Our common stock has not traded above $1 per share since February 2005, and our price per share has ranged from a low of $.03 per share to a high of $.30 per share during the one year period ended April 6, 2009.  If we were to receive a formal delisting notification letter from the NYSE Amex, to regain compliance we would need to effect a reverse stock split, which would require us to convene a special meeting of stockholders.  Given the time and expense associated with convening a special meeting of stockholders, the Board of Directors has determined that it is most efficient to seek stockholder approval of the Reverse Stock Split at this Annual Meeting to avoid having to convene a special meeting at a later date.

We also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

What effect will the Reverse Stock Split have on me?  On the date the amendment to our Restated Certificate of Incorporation effectuating the Reverse Stock Split is filed with the Secretary of State of the State of Delaware, referred to in this proxy statement as the effective date, the existing outstanding shares of our Common Stock would be combined into new shares of our Common Stock at an exchange ratio ranging from one-for-five to one-for-thirty, with the specific exchange ratio to be determined by us. This means that you would receive one new share of our common stock for each five to thirty shares of common stock that you currently hold, depending on the exchange ratio we determine.  In addition, the conversion rate of our Convertible Preferred Stock would be adjusted proportionally in accordance with the determined exchange ratio.  Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range from one-for-five to one-for-thirty, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of the $1.00 per share with the intention of avoiding being considered a low-priced stock under NYSE Amex rules and therefore stockholder approval granting this discretion is in the best interests of iParty and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our Common Stock trading above $1.00 per share or avoid being considered a low priced stock in the future or maintain compliance with the other quantitative and qualitative requirements under the NYSE Amex listing standards.  The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in iParty, except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share. You would receive cash in lieu of any fractional share that would otherwise be issuable.

Am I entitled to appraisal rights from the Reverse Stock Split?  No. Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

What are the federal income tax consequences of the Reverse Stock Split? We expect that our stockholders generally will not recognize tax gain or loss as a result of the Reverse Stock Split. However, gain or loss will be recognized on the small amount of cash received in lieu of any fractional shares.  Moreover, the tax consequences to each stockholder will depend on his or her particular situation. For further information, see the discussion on page 21under the heading “Federal Income Tax Consequences of the Reverse Stock Split.”

Should I send my stock certificates in now with respect to the Reverse Stock Split? NO, do not send in your stock certificates now. After the Reverse Stock Split is approved and effected, we will send you instructions for submitting your pre-split stock certificate(s) in exchange for your post-split stock certificate and cash, if any, in lieu of a fractional share.

What is the objective of the Option Repricing / Exchange?  We have issued stock options under our Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan (the “1998 Plan”) as a means of promoting the long-term success of our business by encouraging our employees, officers and directors to devote their abilities to iParty.  However, substantially all outstanding stock options have exercise prices that are significantly higher than the current market price of our Common Stock.  As a result, the Board of Directors believes that these stock options have little or no current value as an incentive to retain and motivate our officers and directors.

As a result, our Compensation Committee and Board of Directors have determined that it would be in the best interests of iParty and its stockholders to conduct a stock option repricing / exchange program, referred to in this proxy statement as the Option Repricing / Exchange, under which iParty would offer to our named executive officers, our four non-employee independent directors and certain senior officers the opportunity to exchange stock options with an exercise price between $.25 per share and $1.00 per share (which may be adjusted for stock splits and other changes in capitalization, including the Reverse Stock Split), on a nine-for-ten basis for our named executive officers and senior officers, and an eight-for-ten basis for our four non-employee independent directors for repriced stock options with an exercise price equal to the greatest of (i) 110% of the six month average daily closing price of our common stock as reported on the NYSE Amex as of the grant date, (ii) 110% of the closing price of our common stock as reported on the NYSE Amex as of the grant date, and (iii) $0.10 per share. The vesting conditions and term of the repriced stock options would remain unchanged. In addition, in order to participate in the Option Repricing / Exchange, each participant would agree to cancel each option held by him or her with an exercise price in excess of $1.00 per share (subject to adjustments for stock splits and other changes in capitalization, including the Reverse Stock Split), which we expect to total approximately 75,000 shares.  Our Board of Directors believes that the proposed Option Repricing / Exchange would create better incentives for employees, officers and directors to remain with iParty and contribute to the attainment of our business and financial objectives.

Under the NYSE Amex rules, stockholder approval is required to conduct the Option Repricing / Exchange. By approving the Option Repricing / Exchange, you would allow us to conduct the Option Repricing / Exchange on the terms described herein, at any time, at the Board’s discretion.

Can our Board of Directors abandon the Reverse Stock Split, or the proposed Option Repricing / Exchange? Our Board of Directors reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

While we intend to undertake the proposed Option Repricing / Exchange in the manner described in this proxy statement as soon as practicable, our Board of Directors reserves the right, in its discretion, to abandon the proposed Option Repricing / Exchange at any time for any reason.

How does the Board of Directors recommend that I vote on the proposals?  The Board of Directors recommends that you vote:

FOR the election of all six nominees to serve as directors;

FOR the approval of the 2009 Stock Incentive Plan;

FOR the approval of an amendment to iParty’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of iParty’s common stock would be combined into new shares of iParty common stock at an exchange ratio ranging between one-for-five and one-for-thirty, with the exchange ratio to be determined by the Board of Directors;

FOR the approval for iParty to conduct a one-time option repricing / exchange under which eligible employees (including named executive officers and non-employee independent directors) would be able to elect to exchange certain outstanding stock options issued under our Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan for a fewer number of lower priced options with the same vesting conditions and term;

FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2009.

What if other matters come up at the meeting?  The matters described in this proxy statement are the only matters we know that will be voted on at the meeting.  If other matters are properly presented at the meeting, the proxy holders will vote your shares in their discretion.

Can I change my vote after I return my proxy card?  Yes.  At any time before the annual meeting, you can change your vote either by sending our Chief Financial Officer, David E. Robertson, a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card.  We will honor the proxy card with the latest date.

Can I vote in person at the meeting rather than by completing the proxy card?  Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.

Who will count the votes?  The votes cast by holders of shares of our common stock and our Convertible Preferred Stock will be counted, tabulated and certified by the transfer agent and registrar of our common stock and Series B convertible preferred stock, Continental Stock Transfer & Trust Co.  David E. Robertson, our Chief Financial Officer, will serve as the inspector of elections at the annual meeting.

Will my vote be kept confidential?  Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), (2) a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, (3) to allow the inspector of elections to certify the results of the vote, or (4) there is a contested election for the Board of Directors.  The inspector of elections will forward any written comments that you make on the proxy card to our Board of Directors and Chief Executive Officer without providing your name, unless you expressly request disclosure on your proxy card.

What do I do if I am a beneficial owner and my shares are held in “street name”?  If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

What constitutes a quorum?  In order for business to be conducted at the meeting, a quorum must be present.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

Shares of common stock and Convertible Preferred Stock represented in person or by proxy (including “broker non-votes”, if any, and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.  “Broker non-votes” are those shares that are held in “street name” by a broker, bank, or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.  Brokers, banks and other nominees may not be able to use their discretionary authority for the matters involving the Option Repricing / Exchange, the Reverse Stock Split, and the 2009 Stock Incentive Plan.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.  Under our bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, our stockholders may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, our by-laws require that a notice of the adjourned meeting be given to each stockholder of record entitled to vote at the meeting.

What is the voting requirement to approve each proposal?  In the election of directors, the persons receiving the greatest number of “FOR” votes at the meeting will be elected.  Holders of shares of Series C Preferred Stock alone are entitled to cast votes in respect of the election of the Series C Director.

The proposal to approve our 2009 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting by the holders of outstanding shares of all classes of our stock entitled to vote thereon who are present at the meeting either in person or by proxy.

The proposal to authorize the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of our common stock and Convertible Preferred Stock, voting together as single class, on an as converted basis.

The proposal to authorize the Option Repricing / Exchange requires the affirmative vote of a majority of the votes cast at the meeting by the holders of outstanding shares of all classes of our stock entitled to vote thereon who are present at the meeting either in person or by proxy.

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2009 requires the affirmative vote of a majority of the votes cast at the meeting by the holders of outstanding shares of all classes of our stock entitled to vote thereon who are present at the meeting either in person or by proxy.

Votes withheld for a particular director nominee and broker non-votes, if any, will have no effect on the outcome of the election of directors.  Abstentions and broker non-votes, if any, will have the same effect as a NO vote with respect to the approval of the Reverse Stock Split.  Neither abstentions nor broker non-votes, if any, will have an effect on the voting for the Option Repricing / Exchange, our 2009 Stock Incentive Plan, or the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

What are “broker non-votes”?  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from you, as the beneficial owner.  Brokers, banks and other nominees may not be able to use their discretionary authority for the matters involving the Option Repricing / Exchange, Reverse Stock Split and 2009 Stock Incentive Plan; however, they may be able to use their discretionary authority for the matters involving the election of directors and the ratification of our independent registered public accounting firm for the fiscal year ended December 26, 2009.

Where can I find the voting results?  We will announce the results of the voting at the annual meeting and report the voting results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2009, which we expect to file with the Securities and Exchange Commission (“SEC”) in August 2009.  The results will be contained in Part II, Item 4 of that Quarterly Report, which will be available via Internet on the Investor Relations page of our licensed website at www.iparty.com and on the SEC’s website, www.sec.gov.

Who pays for this proxy solicitation?  We do.  In addition to sending you these materials, one of our officers, directors or employees may contact you by telephone, by mail, or in person.  None of these persons will receive any extra compensation for doing this.

How and when may I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders or to recommend nominees to serve as directors?  You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals:  If you are interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting, or would like to recommend a nominee for director, we must receive your written proposal at our principal executive offices no later than December 26, 2009, which is the 120th calendar day before the one-year anniversary of the proxy statement we are releasing to our stockholders for this year’s annual meeting.  If the date of next year’s annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year.  Such proposals also will need to comply with SEC regulations under Rule 14a-8 (Shareholder Proposals) regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  Any proposals should be addressed to:

iParty Corp.
270 Bridge Street, Suite 301
Dedham, MA  02026
ATTN:  David E. Robertson, Chief Financial Officer
Fax:  (781) 326-7143

Except in the case of proposals made in accordance with SEC Rule 14a-8 (Shareholder Proposals), the Company’s proxy holders are allowed to use their discretionary voting authority on stockholder proposals that the Company did not receive written notice of at least 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of stockholders. The deadline for proposals to be presented at the 2010 Annual Meeting of Stockholders is March 11, 2010.

Copy of By-Law Provisions:  You may contact our Chief Financial Officer (Mr. Robertson) at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals.  Our by-laws also are available on the Investor Relations page on our licensed website at www.iparty.com.

How may I communicate with the board of directors or the non-management directors on the board of directors?  You may submit an e-mail to our Board of Directors at bod@iparty.com.  All directors have access to this e-mail address.  Communications intended for our non-management “independent” directors should be directed to the attention of Frank Haydu at fwh23@yahoo.com.  You may report your concerns anonymously or confidentially.

Does iParty have a policy regarding the attendance of directors at the meeting?  Our by-laws do not mandate that members of the Board of Directors must attend the annual meeting of stockholders and we have no separate policy regarding such attendance.

How many directors attended last year’s annual meeting?  With the exception of Mr. DeWolf and Mr. Schindler who were unable to attend the meeting, all of our directors were present in person at last year’s annual  meeting.

Does iParty have a code of conduct applicable to all directors, officers, and employees?  Yes.  In accordance with Section 406 of the Sarbanes-Oxley Act, Item 406 of SEC Regulation S-K, and Section 807 of the enhanced corporate governance rules of the NYSE Amex, we have adopted a code of business conduct and ethics that is applicable to all our directors, officers and employees and is available on the Investor Relations page on our licensed website at www.iparty.com.  Our written code of business conduct and ethics provides for an enforcement mechanism and requires that waiver of its provisions for any of our directors or officers must be approved by our Board of Directors.  We are required to disclose any such waivers on the Investor Relations page of our corporate website at www.iparty.com.

Is the code of conduct publicly available?  Yes.  Our code of business conduct and ethics is available on the Investor Relations page on our licensed website at www.iparty.com.

Where can I see the Company’s corporate documents and SEC filings? iParty’s website contains its by-laws, the Board Committee charters, corporate governance guidelines, code of business conduct and ethics and the Company’s SEC filings.  To view the by-laws, the Board’s committee charters, corporate governance guidelines, or code of business conduct and ethics, go to www.iparty.com, and click on “Investor Relations”. To view iParty’s SEC filings, including Forms 3, 4, and 5 filed by the Company’s directors and executive officers, go to www.iparty.com, click on “Investor Relations” and then click on “SEC Filings”.

iParty will also promptly deliver free of charge, upon request, the Company’s Restated Certificate of Incorporation, bylaws, Board Committee charters, corporate governance guidelines or the code of business conduct and ethics to any stockholder requesting a copy.  Requests for these documents may be made in the same manner as requests for a copy of iParty’s Annual Report on Form 10-K.

How can I obtain an annual report on Form 10-K?  A copy of our Annual Report on Form 10-K for the year ended December 27, 2008 is enclosed with this proxy statement.  Stockholders may request another free copy of our proxy statement and our 2008 Annual Report on Form 10-K by email at investorrelations@iparty.com, by toll free telephone at 888-290-2945, or by making a written or oral request to:

iParty Corp.

270 Bridge Street, Suite 301

Dedham, MA  02026

ATTN:  David E. Robertson, Chief Financial Officer

Telephone:  (781) 329-3952

Our proxy statement and Annual Report on Form 10-K for fiscal 2008 are also available on the Investor Relations page of our licensed website at www.iparty.com and the SEC’s website at www.sec.gov.

Where can I get directions to the meeting?  The meeting will be held in the offices of Posternak Blankstein & Lund LLP on the 33rd floor of the Prudential Tower, 800 Boylston Street, Boston, MA.  Directions to the meeting location are available at www.pbl.com.

Who should I contact if I have any questions?  If you have any questions about the annual meeting or any matters relating to this proxy statement, please contact David E. Robertson, our Chief Financial Officer, at the address and telephone number above.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting

This proxy statement and our 2008 Annual Report are also available at [  ]. This web page does not have “cookies” that identify visitors to the web page.

ITEMS TO BE ACTED ON AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our entire Board of Directors, to consist of six (6) members, will be elected at the meeting.  Each nominee for director currently serves on our Board of Directors.  The directors elected will hold office until their successors are elected and qualified, which should occur at the next annual meeting or special meeting in lieu thereof, in accordance with our by-laws.

We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director.  However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, the Board of Directors (on recommendation of the Nominating Committee) may either propose to reduce the number of directors or propose a substitute nominee.

Under the Certificate of Designations-Series C, for so long as at least 50% of the initially issued shares of Series C Preferred Stock remain outstanding, the holders of the Series C have the exclusive right, voting separately as a class, to elect one director of the Company (the “Series C Director”).  Robert W. Jevon is the designee of the holders of the Series C Preferred Stock.

Under the Certificate of Designations-Series D, for so long as at least 50% of the initially issued shares of Series D Preferred Stock remain outstanding, the holders of the Series D Preferred Stock have the exclusive right, voting separately as a class, to elect one director of the Company (the “Series D Director”).  The holders of the Series D Preferred Stock have not elected to designate a Series D Director at the 2009 Annual Meeting.

The Board recommends that you vote FOR each of the following nominees:

•                  Sal V. Perisano

•                  Daniel I. De Wolf

•                  Frank W. Haydu III

•                  Eric Schindler

•                  Joseph S. Vassalluzzo

•                  Robert W. Jevon, Jr. (for Series C Director)

Biographical information about each of these nominees can be found on pages 32 through 34 of this proxy statement.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees. Thus, unless you withhold authority or your proxy contains contrary instructions, a properly signed and dated proxy will be voted FOR the election of these nominees.  Votes withheld will not affect the outcome of the voting with respect to the election of any nominee.

PROPOSAL NO. 2

APPROVAL OF 2009 STOCK INCENTIVE PLAN

In March 2009, our Board of Directors adopted, subject to stockholder approval, the 2009 Stock Incentive Plan (the “2009 Plan”). The 2009 Plan is intended to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make, or are expected to make, important contributions to iParty.

The 2009 Plan is intended to replace our Amended and Restated 1998 Incentive and Non-Qualified Plan (the “1998 Plan”).  As of April 6, 2009, options to purchase 9,241,845 shares of Common Stock at a weighted-average price of $0.54 and a weighted-average remaining life of 3.9 years were outstanding under the 1998 Plan and 1,322,894 shares were reserved for future awards under the 1998 Plan. If the 2009 Plan is approved by our stockholders, no further grants will be made under the 1998 Plan. We do not plan on making any material grants under the 1998 Plan between April 6, 2009 and the 2009 Annual Meeting.

The Board of Directors believes that our future success depends, in large part, upon our ability to attract, retain and motivate key personnel. Accordingly, the Board of Directors believes adoption of the 2009 Plan is in the best interests of iParty and its stockholders and recommends a vote “FOR” the approval of the 2009 Plan and the reservation of 1,322,894 shares of Common Stock for issuance under the 2009 Plan, plus the number of shares covering any options that have been granted under the 1998 Plan and that expire, are terminated, surrendered or cancelled without having been fully exercised, or are forfeited in whole or in part, which includes the number of shares that may be cancelled under the 1998 Plan if the Option Repricing / Exchange is approved.

The closing price per share of our Common Stock on the NYSE Amex was $0.09 per share on April 6, 2009.

Description of the 2009 Plan

The following is a summary of the material terms of the 2009 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Shares Issuable under the 2009 Plan

Awards may be made under the 2009 Plan for up to 1,322,894 shares of Common Stock (which may be adjusted for changes in capitalization, including the Reverse Stock Split and other similar events). This number represents the number of shares remaining available for grant under the 1998 Plan. At this time, we are not seeking to increase the number of shares available under our equity incentive plans.

  Under the 2009 Plan, if an award expires, terminates, is cancelled or otherwise results in shares not being issued, the unused shares covered by such award will generally become available for future grant under the 2009 Plan. However, any shares tendered to pay the exercise price of an award or to satisfy a tax withholding obligation, and any shares repurchased on the open market using the proceeds from the exercise of an award, shall not become available for future grant under the 2009 Plan. Also, the full number of shares subject to any stock-settled Stock Appreciation Rights (“SARs”) will count against the shares available for issuance under the 2009 Plan, regardless of the number of shares actually issued to settle such SAR upon exercise.

In addition, if an award expires, terminates, is cancelled or otherwise results in shares not being issued under the 1998 Plan, the unused shares covered by such award will generally become available for future grant under the 2009 Plan, including but not limited to, the number of shares that may be cancelled under the 1998 Plan if the Option Repricing / Exchange is approved.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards and performance awards, as described below and collectively referred to as “awards”.

Options.  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant.  Options must be granted at an exercise price equal to or greater than the fair market value of our common stock, as determined by our Board on the date of grant. Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: payment by cash, check or in connection with a “cashless exercise” through a broker; subject to certain conditions and if permitted by the Board, surrender of shares of our Common Stock, delivery of a promissory note or any other lawful means; or any combination of these forms of payment.  No option may provide for the automatic grant of a reload option.

Director Options. The Board has the discretion to provide for initial, annual and other option grant awards to non-employee directors and to set the number of shares subject to such option grants to non-employee directors.  The Board also has the discretion to issue SARs, restricted stock or RSU awards or other stock-based awards to the directors, in addition to or in lieu of option grants.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock.  SARs may be granted independently or in tandem with an option.  No SAR may be granted with a term in excess of 10 years.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to our right to repurchase all or part of such shares if the conditions specified in the award are not satisfied prior to the end of the applicable restriction period established for the award. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting and repurchase and the issue price, if any.

Restricted Stock Unit Awards. Instead of granting restricted stock awards, the Board may grant RSUs, which entitle the recipient to receive shares of Common Stock or cash to be delivered at the time the award vests.

Other Stock-Based Awards. Under the 2009 Plan, the Board of Directors has the right to grant other awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Awards. Restricted stock and RSU awards and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) will be made subject to the achievement of performance goals.  We refer to these awards as “performance awards”.  Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each performance award will be based on one or more of the following measures: earnings per share, return on average equity or average assets in relation to a peer group or companies designated by us, earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating income, operating margins, revenues, expenses, stock price, market share, charegeoffs, reductions in non-performing assets, return on sales, assets equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, net operating profit after tax, pre-tax or after tax income, cash flow, or other such objective goals established by the Compensation Committee, or such other Committee that is appointed by the Board of Directors satisfying the requirements of directors under Section 162(m) of the Code. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effect of accounting changes. These performance goals:

•                  may vary by participant and may be different for different awards;

•                  may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by a committee of the Board of Directors; and

•                  will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The maximum cash payment that can be made in connection with a performance award is $500,000 per fiscal year per participant.

Restrictions on Repricings

Unless approved by our stockholders:

•                  no outstanding option or SAR granted under the 2009 Plan may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

•                  the Board may not cancel any outstanding option or SAR and grant in substitution new awards under the 2009 Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Eligibility to Receive Awards

Our employees, officers and directors are eligible to be granted awards under the 2009 Plan. Under the Code, however, incentive stock options may only be granted to our employees and employees of our subsidiaries.  The maximum number of shares with respect to which awards may be granted to any participant under the 2009 Plan is 3,500,000 shares per fiscal year. This sublimit is included in the 2009 Plan in order to comply with Section 162(m).

Plan Benefits

As of April 6, 2009, we had approximately 234 full time employees and 586 part time employees who are eligible to receive awards under the 2009 Plan, as well as our non-employee directors. However, the Board of Directors has generally not granted options to lower level employees. The granting of awards under the 2009 Plan is discretionary, and other than the potential grant of options potentially issuable to our named executive officers, our four non-employee independent directors and certain other senior officers, as described in Proposal No. 4 if the Option Repricing / Exchange is approved by our stockholders, we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order.  During the life of the participant, awards are exercisable only by the participant.  The Board may permit the gratuitous transfer of an award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant or an immediate family member if, with respect to such transferee, we would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such award.

Administration

The 2009 Plan is administered by the Board of Directors.  The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan.  Pursuant to the terms of the 2009 Plan, the Board may delegate authority under the 2009 Plan to one or more committees or subcommittees of the Board.  The Board has delegated authority under the 2009 Plan to the Compensation Committee.  Subject to any applicable limitations contained in the 2009 Plan, the Board or any committee to whom the Board delegates authority selects the recipients of awards and determine the terms of awards.

Changes in Capitalization

The Board is required to make equitable adjustments in connection with the 2009 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs, other similar changes in capitalization, and any other dividend or distribution other than an ordinary cash dividend. The 2009 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•                  any merger or consolidation of iParty with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or

•                  any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction, or

•                  any liquidation or dissolution of iParty.

In connection with a reorganization event, the Board of Directors will take any one or more of the following actions as to all or any outstanding awards on such terms as the Board determines:

•                  provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

•                  upon written notice, provide that all unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of such notice;

•                  provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event;

•                  in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment, referred to as the “acquisition price,” for each share surrendered in the reorganization event, make or provide for a cash payment to an award holder equal to (A) the acquisition price times the number of shares of Common Stock subject to the holder’s awards minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•                  provide that, in connection with a liquidation or dissolution, awards will convert into the right to receive liquidation proceeds; and

•                  any combination of the foregoing.

The 2009 Plan also contains provisions addressing the consequences of any change in control event (as defined in the 2009 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, upon the occurrence of a change in control event:

•                  all options and SARs then outstanding shall automatically become immediately exercisable in full; and

•                  the restrictions and conditions on all other awards then outstanding will be deemed waived only if and to the extent specified by the Board of Directors.

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of the assets or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2009 Plan. Substitute awards will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Amendment or Termination

No new awards may be made under the 2009 Plan after May 27, 2019, ten years after the 2009 Annual Meeting date, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2009 Plan, provided that stockholder approval will be required to the extent required by Section 162(m), the NYSE Amex or tax laws relating to incentive stock options.

Consequences of Nonapproval

If stockholders do not approve the adoption of the 2009 Plan, the 2009 Plan will not go into effect, we will not grant any awards under the 2009 Plan and the shares currently reserved for issuance under the 1998 Plan will remain available for grant under the 1998 Plan. Without the approval of the 2009 Plan, we will not have the flexibility to grant other types of incentive awards to current and future employees and, given that the 1998 Plan is over ten years old, we will only be able to grant nonstatutory stock options under the 1998 Plan.  In such event, our Board may consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Plan, except for options granted under the 2009 Plan in connection with the Option Repricing / Exchange, which is discussed below in Proposal No. 4.  This summary is based on the federal tax laws in effect as of the date of this proxy statement.  In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not recognize income upon the grant of an incentive stock option.  Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by iParty at all times beginning with the option grant date and ending three months before the date the participant exercises the option.  If the participant has not been so employed during that time, then upon exercise the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price).  The type of income will depend on when the participant sells the stock.  If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain.  If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain.  This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.  If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.  The period of time during which a participant has held an incentive stock option may not be added to the participant’s holding period for the stock purchased upon exercise of the option.  The holding period for stock begins upon exercise.

Non-statutory Stock Options

A participant will not recognize income upon the grant of a non-statutory stock option. A participant will recognize compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercises the option less the exercise price.  Upon sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.  This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not recognize income upon the grant of an SAR.  A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received.  Upon the sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised.  This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant.  If a timely 83(b) election is made, then, for the calendar year of the grant, the participant will recognize compensation income equal to the value of the stock at the time of grant less the purchase price.  When the stock is sold, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.  If the participant does not make an 83(b) election, then when the stock vests the participant will recognize compensation income equal to the value of the stock on the vesting date less the purchase price.  When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not recognize income upon the grant of an RSU.  A participant is not permitted to make a Section 83(b) election with respect to an RSU.  When the RSU vests, the participant will recognize compensation income on the vesting date in an amount equal to the fair market value of the stock received by the participant on the vesting date less the purchase price, if any.  When the stock is sold, the participant will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2009 Plan will vary depending on the specific terms of such award.  Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to iParty

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income.  Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the adoption of the 2009 Stock Incentive Plan. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this Proposal No. 2.

PROPOSAL NO. 3

AMENDMENT OF iPARTY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ITS OUTSTANDING COMMON STOCK

General

We are asking our stockholders to approve an amendment to iParty’s Restated Certificate of Incorporation in the form set forth in Exhibit B to this Proxy Statement (the “Amendment”) providing for a reverse stock split of iParty’s outstanding common stock (the “Reverse Stock Split” or “reverse split”), which the Board of Directors, in its discretion, would be authorized to implement at any time prior to our 2010 Annual Meeting of Stockholders, with an exchange ratio ranging from one-for-five to one-for-thirty (each an “Exchange Ratio” and collectively, the “Exchange Ratios”).

A vote “FOR” Proposal No. 3 will constitute your approval of the Amendment and the authorization of the Board of Directors, in its discretion, to effect a Reverse Stock Split at one of the Exchange Ratios.  This means that if the Reverse Stock Split is effected, you would receive one new share of our common stock for each five to thirty shares of common stock that you currently hold, depending on the exchange ratio we determine.  In addition, under our Restated Certificate of Incorporation, each of the series of Convertible Preferred Stock would receive a corresponding adjustment in their conversion ratios to reflect the Reverse Stock Split.

If stockholders approve Proposal No. 3, the Board of Directors will have the authority, but not the obligation, to effect the Reverse Stock Split at any time prior to the date of the 2010 Annual Meeting of Stockholders, without further approval or authorization of stockholders.  If the Board of Directors elects to effect a Reverse Stock Split pursuant to one of the Exchange Ratios, the Board of Directors will be deemed to have abandoned its authorization related to the other Exchange Ratios.

If Proposal No. 3 is approved by the stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that implementing a Reverse Stock Split is in the best interests of iParty and its stockholders.  The determination as to whether the Reverse Stock Split will be effected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the Board of Directors at that time, including, but not limited to:

•                  existing and expected marketability and liquidity of iParty’s common stock;

•                  prevailing stock market conditions;

•                  business developments affecting iParty;

•                  iParty’s actual or forecasted results of operations;

•                  listing standards under NYSE Amex; and

•                  the likely effect on the market price of iParty’s common stock.

Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range of the Exchange Ratios, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of $1.00 per share to avoid being considered a low priced stock by the NYSE Amex, and therefore, is in the best interests of iParty and its stockholders.  However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above $1.00 for any significant period of time.  If the Board of Directors determines to implement the Reverse Stock Split, we intend to issue a press release announcing the terms and effective date of the Reverse Stock Split before we file the Amendment with the Secretary of State of the State of Delaware.

On March 4, 2009, the Board of Directors adopted resolutions declaring advisable and approving the Amendment, subject to stockholder approval, and authorizing any other action that the Board of Directors may deem necessary to implement the Reverse Stock Split, without further approval or authorization of stockholders, at any time prior to the date of the 2010 Annual Meeting of Stockholders.  Under iParty’s Restated Certificate of Incorporation, approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of our common stock and Convertible Preferred Stock entitled to vote on the matter, voting together as a single class on an as converted basis.

Purpose of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our Common Stock.  Our Common Stock is listed on the NYSE Amex.  Under the NYSE Amex’s listing standards, if the exchange considers our Common Stock to be a low-priced stock, our Common Stock could be subject to a delisting notification.  The exchange may consider a stock selling for a substantial period of time below $1.00 as a low priced stock.  Our Common Stock has not traded above $1 per share since February 2005, and our price per share has ranged from a low of $.03 per share to a high of $.30 per share for the twelve month period ended April 6, 2009.  If we were to receive a formal delisting notification letter from the NYSE Amex, to regain compliance we would need to effect a reverse stock split, which would require us to convene a special meeting of stockholders.  Given the time and expense associated with convening a special meeting of stockholders, the Board of Directors has determined that it is most efficient to seek stockholder approval of a potential future Reverse Stock Split at this Annual Meeting to avoid having to convene a special meeting at a later date.

As noted above, if we were to receive a delisting notice, and we were unable to regain compliance in the appropriate time, we could be subject to delisting.  Delisting could have a material adverse effect on our business, liquidity and on the trading of our Common Stock.  If our Common Stock were delisted, our Common Stock could trade on the OTC Bulletin Board or on the “pink sheets” maintained by the National Quotation Bureau, Inc.  However, such alternates are generally considered to be less efficient markets.  Additionally, under the terms of our senior subordinated note with Highbridge International, we are required to maintain the listing of our common stock on an eligible market, which does not include the OTC or the “pink sheets”.  Thus, if we were to breach this provision by being delisted, our business and liquidity could be materially impacted.  Further, delisting from the NYSE Amex could also have other negative effects, including potential loss of confidence by customers, suppliers and employees.

We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement the Reverse Stock Split

If Proposal No. 3 is approved by our stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of iParty and its stockholders.  The Board of Directors’ determination as to whether the Reverse Stock Split will be effected and, if so, at which Exchange Ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing stock market conditions, business developments affecting us, actual or forecasted results of operations and the likely effect on the market price of our Common Stock, and the listing standards of the NYSE Amex. If the Board does not to implement the Reverse Stock Split prior to the date of the 2010 Annual Meeting of Stockholders, the authorization granted by stockholders pursuant to this Proposal No. 3 would be deemed abandoned and without any further effect.  In that case, the Board of Directors may again seek stockholder approval at a future date for the Reverse Stock Split if it deems it to be advisable.

Effect of the Reverse Stock Split

If approved by our stockholders and implemented by the Board of Directors, as of the effective time of the Amendment, each issued and outstanding share of our Common Stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our Common Stock, depending upon the Exchange Ratio selected by the Board of Directors, which could range between one-for-five and one-for-thirty.

Except to the extent that the Reverse Stock Split would result in any stockholder receiving cash in lieu of fractional shares described below, the Reverse Stock Split will not:

•                  affect any stockholder’s percentage ownership interest in us;

•                  affect any stockholder’s proportionate voting power;

•                  substantially affect the voting rights or other privileges of any stockholder, unless the stockholder holds fewer than the number of shares selected among the Exchange Ratios, in which case, depending upon the Exchange Ratio, such stockholder would receive cash for all of his or her Common Stock held before the Reverse Stock Split and would cease to be an iParty stockholder following the Reverse Stock Split; or

•                  alter the relative rights of common stockholders, Convertible Preferred Stockholders, warrant holders or holders of equity compensation plan awards.

Depending upon the Exchange Ratio selected by the Board of Directors, the principal effects of the Reverse Stock Split are:

•                  the number of shares of Common Stock issued and outstanding will be reduced by a factor ranging between five and thirty;

•                  the per share exercise price will be increased by a factor between five and thirty, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of our common stock;

•                  the number of shares authorized and reserved for issuance under our existing equity compensation plans will be reduced proportionately; and

•                  the conversion rates for holders of our Convertible Preferred Stock will be adjusted proportionately.

The following table contains approximate information relating to our Common Stock, Convertible Preferred Stock, our outstanding warrants and outstanding options under our 1998 Plan, under various proposed options, at an assumed date of April 6, 2009:

	Pre Reverse Split	1-for 5	1-for-10	1-for-20	1-for-30
Authorized Common stock	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Outstanding Common Stock	22,731,667	4,541,787	2,271,652	1,135,712	756,643
Reserved for issuance under 1998 Plan	9,241,845	1,848,354	924,165	462,067	307,983
Reserved for issuance under warrants	2,711,544	542,304	271,150	135,573	90,380
Reserved for issuance under Series B	6,205,576	1,241,091	620,520	310,236	206,815
Reserved for issuance under Series C	1,365,200	273,040	136,520	68,260	45,506
Reserved for issuance under Series D	3,652,250	730,450	365,225	182,612	121,741
Reserved for issuance under Series E	3,073,163	614,632	307,316	153,657	102,438
Reserved for issuance under Series F	1,184,803	236,960	118,480	59,240	39,493

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our Common Stock or Preferred Stock authorized under our Restated Certificate of Incorporation.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements thereof.  Following the effective time of the Reverse Stock Split, we will continue to be subject to these periodic reporting and other requirements.

Fractional Shares

Stockholders will not receive fractional shares in connection with the Reverse Stock Split.  Instead, stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the average closing sales price of our common stock as reported on the NYSE Amex for the four trading days preceding the effective date of the Reverse Stock Split multiplied by the amount of factional shares you hold.   Stockholders will not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date the stockholder receives his or her cash payment. The proceeds will be subject to certain taxes as discussed below.

Stockholders holding fewer than the chosen Exchange Ratio will receive only cash in lieu of fractional shares and will no longer hold any shares of our Common Stock as of the effective time of the Amendment.  For example, if the Board of Directors effected a one-for-twenty split, and you held nineteen shares of our Common Stock immediately prior to the effective date of the Amendment, you will no longer hold any shares of our Common Stock and you will receive only the cash for the value of the nineteen shares of our Common Stock you held immediately prior to the effective date of the Amendment.  Assuming the same one-for-twenty Reverse Stock Split, if you held twenty-three shares of our Common Stock immediately prior to the effective date of the Amendment, you would receive one new share of our Common Stock and cash in lieu of fractional shares for the three shares of our Common Stock that you held immediately prior to the effective date of the Amendment.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the Reverse Stock Split will be the date on which we file the Amendment with the office of the Secretary of State of the State of Delaware or such later date and time as specified in the Amendment, provided that the effective date must precede the date of the 2010 Annual Meeting of Stockholders.

As soon as practicable after the filing of the Amendment, we intend to notify stockholders and request that they surrender to our transfer agent their certificates representing shares of pre-reverse split iParty Common Stock, so that certificates representing the applicable number of shares of post-reverse split common stock, together with any cash payment in lieu of fractional shares, may be issued in exchange therefor.  We expect to adopt a new stock certificate in connection with any implementation of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock.  However, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal No. 3, you should consider the following risks associated with the implementation of the Reverse Stock Split:

•                  The price per share of our Common Stock after the Reverse Stock Split may not reflect the Exchange Ratio implemented by the Board of Directors and the price per share following the effective time of the Reverse Stock Split may not be maintained for any period of time following the Reverse Stock Split.  For example, based on the closing price of our Common Stock on April 6, 2009 of $0.09 per share, if the Reverse Stock Split was implemented at an Exchange Ratio of 1-for-20, there can be no assurance that the post-split trading price of our Common Stock would be $1.80, or even that it would remain above the pre-split trading price. Accordingly, the total market capitalization of our Common Stock following a Reverse Stock Split may be lower than before the Reverse Stock Split.

•                  Following the Reverse Stock Split, we may still run the risk of being considered a low priced stock under the listing standards of the NYSE Amex, which could cause the Company to be delisted.

•                  Effecting the Reverse Stock Split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.

•                  The trading liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

If a Reverse Stock Split is implemented by the Board, some stockholders may consequently own less than 100 shares of our Common Stock.  A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they should then determine to sell their shares of iParty common stock.

Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the proposed Reverse Stock Split to individual stockholders is set forth below.  It is based upon present federal income tax law, which is subject to change, possibly with retroactive effect.  The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split.  In addition, we have not requested and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split.  Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

•                  We believe that the Reverse Stock Split will be a tax-free recapitalization for federal income tax purposes.  Accordingly, except with respect to any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of the post-reverse split common stock pursuant to the Reverse Stock Split.

•                  The shares of post-reverse split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of pre-reverse split common stock held by that stockholder immediately prior to the Reverse Stock Split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash, as discussed in bullet number 5 below.

•                  A stockholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

•                  Stockholders who receive cash for all of their holdings (as a result of owning fewer than the number in the Exchange Ratio selected by the Board of Directors) and who are not related to any person or entity that holds our Common Stock immediately after the Reverse Stock Split, will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received and their basis in the pre-reverse split common stock. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such capital gain or loss will be a long-term gain or loss to the extent that the stockholder’s holding period exceeds 12 months.

•                  Although the tax consequences to stockholders who receive cash for fractional shares are not entirely certain, these stockholders likely will be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-reverse split common stock that is allocated to the fractional shares. It is possible that such stockholders will be treated as receiving dividend income to the extent of their ratable share of our current and accumulated earnings and profits (if any) and then a tax-free return of capital to the extent of their aggregate adjusted tax basis in their iParty shares, with any remaining amount of cash received being treated as capital gain.

•                  Stockholders who receive cash will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply.  Failure to provide such information may result in backup withholding at a rate of 28%.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split in accordance with this Proposal No. 3. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this Proposal No. 3.

PROPOSAL NO. 4

TO APPROVE A ONE TIME OPTION REPRICING / EXCHANGE

FOR CERTAIN OPTIONS GRANTED UNDER IPARTY’S AMENDED AND RESTATED 1998 INCENTIVE AND NONQUALIFIED OPTION PLAN

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, a one-time option repricing of certain stock options granted to our Chief Executive Officer, our other named executive officers, our non-employee independent directors and certain other senior officers (the “Option Repricing / Exchange”), which would be conducted, if at all, at the Board of Directors discretion.

We have issued stock options under our Amended and Restated 1998 Incentive and Nonqualified Option Plan (the “1998 Plan”) as a means of attracting, retaining and motivating officers, employees and directors and as a means of promoting the long-term success of our business by encouraging these individuals to devote their talents and abilities to us through appropriate equity ownership.  However, our Board of Directors has determined that most of our outstanding stock options have exercise prices that are significantly higher than the current market price of our common stock. As a result, these stock options have little or no current value as an incentive to retain and motivate our employees, officers and directors.

As a result, our Compensation Committee and Board of Directors have determined that it would be in the best interests of iParty and its stockholders to conduct an Option Repricing / Exchange, under which we would offer our Chief Executive Officer, our two other named executive officers, our non-employee independent directors and certain other senior officers (the “Eligible Participants”) the opportunity to exchange stock options with an exercise price between $.25 per share and $1.00 per share (which may be adjusted for stock splits and other changes in capitalization, including the Reverse Stock Split) (the “Eligible Options”) on a nine-for-ten basis for our named executive officers and senior officers and eight-for-ten basis for our non-employee independent directors for repriced stock options with an exercise price equal to the greatest of (i) 110% of the six month average daily closing price of our common stock as reported on the NYSE Amex as of the grant date, (ii) 110% of the closing price of our common stock as reported on the NYSE Amex as of the grant date and (iii) $.10 per share.  In addition, each stock option held by an Eligible Participant with an exercise price above $1.00 per share (which may be adjusted for stock splits and other changes in capitalization, including the Reverse Stock Split) would be cancelled, which we expect will total approximately 75,000 shares.

The repriced options would be issued under the 2009 Plan, which is being voted on at this Annual Meeting and is described in Proposal No. 2.  If our stockholders do not approve the 2009 Plan at this Annual Meeting, we would reprice the options under the 1998 Plan. Each repriced stock option would have the same term and vesting conditions as the old stock option.  Thus, if a stock option was fully exercisable before the Option Repricing / Exchange with a remaining term of 5 years, it would be fully exercisable after the Option Repricing / Exchange with the same 5 year remaining term.

If the Option Repricing / Exchange is approved, the Board of Directors expects to proceed with the Option Exchange as soon as practicable after the Annual Meeting; however, our Board of Directors reserves the right, in its discretion, to conduct or abandon the proposed Option Repricing / Exchange at any time after stockholder approval.  The Board of Directors does not expect to conduct the Option Repricing / Exchange as a tender offer, under the Securities Exchange Act of 1934, as amended, and therefore reserves the right, in its sole discretion, to modify the terms of the Option Repricing / Exchange to avoid conducting a tender offer under the Securities Exchange Act of 1934, as amended.

Reasons for the Option Repricing / Exchange

 Our Board of Directors believes that the proposed Option Repricing / Exchange would create better incentives for the Eligible Participants to contribute to the attainment of our business and financial objectives creating long term stockholder value.  If we cannot reprice the Eligible Options, then we may be forced to consider cash or other alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to our future success.  These cash replacement alternatives would then reduce the cash available for operations, working capital requirements, capital expenditures and acquisitions, which could adversely affect our business.

Under the NYSE Amex rules, stockholder approval is required to implement the Option Repricing / Exchange.  By approving Proposal No. 4, you would allow us to conduct the Option Repricing / Exchange with respect to the Eligible Options.

You are being asked to approve this one-time Option Repricing / Exchange. The Option Repricing / Exchange would permit the one-time repricing of Eligible Options (which may be adjusted for stock splits and other changes in capitalization, including the Reverse Stock Split) at any time, at the discretion of the Board of Directors.

As of April 6, 2009, a total of 1,322,894 shares of common stock were available under the 1998 Plan for the future issuance of stock options.

Consideration of Alternatives

When considering how best to continue to incentivize and reward the Eligible Participants, our Board of Directors considered several alternatives:

Increase cash compensation. To replace equity incentives, we considered that we could substantially increase base and target bonus compensation. However, significant increases in cash compensation would substantially reduce our cash flow from operations, which could adversely affect our business, operating results, liquidity and financial position.

Grant additional equity compensation. We considered granting the Eligible Participants supplemental stock option grants at current market prices in order to restore the value of previously granted stock options that are now out-of-the-money. On March 4, 2009, we granted an option to purchase 200,000 shares of common stock at an exercise price of $.07 per share to David Robertson, our Chief Financial Officer.  However, such supplemental option grants would substantially increase the potential dilution to our stockholders and would also decrease our reported earnings and earnings per share, which could negatively impact our stock price. In addition, under the terms of our Convertible Preferred Stock and certain of our warrants, if we issue options in excess of what has been approved under the 1998 Plan, we may trigger certain anti-dilution provisions creating greater dilution to our common stockholders.

Implement Option Repricing / Exchange. Finally, we considered implementing a one-time stock option repricing and exchange program. We determined that the Option Repricing / Exchange as described herein, was most attractive for a number of reasons, including the following:

•                  Decrease in the Number of Shares Outstanding Underlying Options.  If we are able to implement the Option Repricing / Exchange, we could decrease the number of outstanding shares underlying options by approximately 800,000.  Although these shares would be available for regrant under the 1998 Plan (or if approved, under the 2009 Plan), the Board of Directors does not expect to grant additional awards to those officers participating in the Option Repricing / Exchange in the near future.

•                  Enhanced Long-Term Stockholder Value. We believe that ultimately the Option Repricing / Exchange will enhance long-term stockholder value by restoring competitive incentives to the Eligible Participants so they are further motivated to achieve our strategic, operational and financial goals, as exercise prices significantly in excess of the market price of our Common Stock undermine the effectiveness of options as performance and retention incentives.

•                  Reduced Pressure for Additional Grants. If we are unable to implement the Option Repricing / Exchange, we may need to issue additional options to the Eligible Participants at current market prices, increasing the potential dilution to our stockholders.  These grants would more quickly exhaust the current pool of options available for future grants under our 1998 Plan (and if approved our 2009 Plan) and would also result in decreased reported earnings and earnings per share, which could negatively impact our stock price.  In addition, unless we receive a waiver from the holders of our Convertible Preferred Stock, we are limited in the number of options that we may award to the aggregate number of options approved under our 1998 Plan without potentially triggering the anti-dilution provisions of the Convertible Preferred Stock.

•                  Participation by Our Named Executive Officers and Non-Employee Independent Directors.   Our executive officers work closely as a team and are expected to be among the primary drivers of the strategic and operational initiatives we have implemented to advance the creation of long-term stockholder value. As a result, the retention and motivation of our executive officers are critical to our long-term success. In addition, a majority of the grants of options have been to our named executive officers and non-employee independent directors.  If we were to exclude these individuals from an option repricing, the option repricing would not have the desired effect of retaining and motivating those individuals most crucial to our future success, and would not more effectively align the long term interests of our officers with the long term interests of our stockholders.

Assumed Option Grants in Option Repricing / Exchange for Our Named Executive Officers and Non Employee Independent Directors

The following table demonstrates the aggregate number of shares subject to stock options that would be repriced for the individuals below if the Option Repricing / Exchange is implemented and assuming that all eligible stock options were exchanged in the Option Repricing / Exchange.

Group	Number of Shares Underlying Stock Options Grant Pre- Option Repricing / Exchange	Weighted Average Exercise Price Pre Option Repricing / Exchange	Number of Shares Underlying Stock Options Grant Post- Option Repricing / Exchange	Assumed Exercise Price Post Option Repricing / Exchange(1)
Sal Perisano	2,979,645	$0.45	2,681,681	$0.11
Dorice Donne	1,713,613	$0.44	1,542,252	$0.11
David Robertson	225,000	$0.36	202,500	$0.11
Daniel I. DeWolf	435,000	$0.48	348,000	$0.11
Frank W. Haydu III	260,000	$0.61	208,000	$0.11
Eric Schindler	235,000	$0.61	188,000	$0.11
Joseph S. Vassalluzzo	290,000	$0.66	232,000	$0.11
All Named Executives as a Group	4,918,258	$0.44	4,426,432	$0.11
Non-Employee Director Group	1,220,000	$0.57	976,000	$0.11

(1)          Under the terms of the proposed Option Repricing / Exchange, we cannot determine what the option exercise price will be for the new stock options.  This column assumes an exercise price of $0.11 per share, which is based on the closing price of our common stock on April 6, 2009 and for the six months then ended, and is for illustrative purposes only.

(2)          All cancelled options would be available for future grant under the 1998 Plan (or if approved the 2009 Plan). However, if the Option Repricing / Exchange is approved and consummated, the Board of Directors does not anticipate granting options to officers participating in the Option Repricing / Exchange in the near future.

Equity Compensation Plans

The following table provides certain information as of December 27, 2008 about our common stock that may be issued under our existing equity incentive compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

(C)
Number of Securities
Remaining Available
	(A)		for Future Issuances
	Number of Securities	(B)	under Equity
	to be Issued	Weighted Average	Compensation Plans
	upon Exercise of	Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column a)
Equity compensation plans approved by security holders	9,082,198	$0.55	1,482,541
Equity compensation plans not approved by security holders	—	—	—
Total	9,082,198	$0.55	1,482,541

Under the 1998 Plan, we are authorized to grant options for the purchase of up to 11,000,000 shares of our common stock.  As of December 27, 2008, 435,261 shares had been issued pursuant to the exercise of previously issued stock options.  As of December 27, 2008, there were options outstanding to purchase 9,082,198 shares of our common stock.  Consequently, as of December 27, 2008, options for the purchase of up to 1,482,541 common shares remain available for future grants.  Since December 27, 2008, we have issued an option to purchase up to 200,000 shares to David Robertson, our Chief Financial Officer, which options are not Eligible Options.

Accounting Treatment

We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised) (“FAS 123(R)”), regarding accounting for share-based payments. Under FAS 123(R), in addition to the remaining unrecognized expense of the Eligible Options, if any, that is required to be recognized under FAS 123R, we will recognize the incremental compensation cost of the stock options repriced or granted in the Option Repricing / Exchange. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new option repriced or granted for each Eligible Participant in exchange for the surrendered Eligible Options, measured as of the grant date of the new or repriced option over the fair value of the Eligible Options surrendered in exchange for the new or repriced option, measured immediately prior to the cancellation or repricing. The sum of the remaining unrecognized expense for the Eligible Options and the incremental compensation cost of the new or repriced options will be recognized ratably over the remaining vesting period of the new or repriced option.  The cancellation of those options with exercise prices above $1.00 will be accounted for as repurchase with no consideration.  Accordingly, any previously unrecognized compensation cost associated with those options will be recognized at their cancellation dates.

Upon consummation of the Option Repricing / Exchange, and assuming that all of the Eligible Options are repriced or exchanged and the options in excess of $1.00 are cancelled, as described above, we expect to recognize incremental compensation expense; however, as we do not know the offering price, we cannot determine that exact increment.  Assuming the new options had a grant date price of $0.11 (based on the six month average daily closing price of our common stock as of April 6, 2009, which was $0.099 per share, and on the closing price as reported on NYSE Amex as of April 6, 2009, which was $0.09 per share), we estimated that we would recognize additional incremental compensation expenses of approximately $120,000.  In addition, the Option Repricing / Exchange is intended to reduce our need to issue supplemental stock options in the future to remain competitive with other employers.

Federal Income Tax Consequences of the Option Repricing / Exchange

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Repricing / Exchange. The tax consequences of the Option Repricing / Exchange are not entirely certain, however, and the Internal Revenue Service is not precluded from adopting a contrary position, and the law and regulations themselves are subject to change. We believe the exchange or repricing of Eligible Options for new or repriced options pursuant to the Option Repricing / Exchange should be treated as a non-taxable exchange, and no income should be recognized for U.S. federal income tax purposes by us or our employees upon the grant or repricing of the new options.

To the extent that the new options issued to an Eligible Participant under the Option Repricing / Exchange will qualify as incentive stock options under Section 422 of the Internal Revenue Code, the Eligible Participant will not recognize any taxable income upon exercise of the new options, and will not be subject to federal income tax as a result of the exercise, except possibly for purposes of the alternative minimum tax, if the Eligible Participant disposes of the option shares more than two years after the date of grant of the new options and more than one year after the exercise of the new options (the required statutory “holding period”).  If an Eligible Participant satisfies the required statutory holding period, then upon a sale of option shares by the Eligible Participant, (a) the Eligible Participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met or any other conditions of Section 422 are not satisfied, then any gain realized upon a disposition of option shares will be taxed to the Eligible Participant as ordinary income to the extent of the lesser of (i) the fair market value of the shares at the time of exercise reduced by the option exercise price for such shares, and (ii) the gain realized by the Eligible Participant on the disposition. In addition, the Company generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Eligible Participant.

To the extent that the new options issued to an Eligible Participant under the Option Repricing / Exchange are non-statutory stock options, then, in general, upon exercise of the new options, the Eligible Participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the option exercise price paid for those shares.

If the Eligible Participant is an employee of iParty, the ordinary income recognized by the Eligible Participant (upon the exercise of the non-statutory stock options) will be compensation income subject to income tax withholding by iParty.  When an Eligible Participant recognizes ordinary income in connection with the exercise of a non-statutory stock option (upon exercise of the option), iParty will be able to claim a corresponding compensation deduction for federal income tax purposes, provided, however, that, under Section 162(m) of the Internal Revenue Code, iParty’s deduction for the otherwise deductible compensation paid to a “covered employee” is limited to $1 million per year.  For purposes of Section 162(m), a covered employee is, in general, (i) our chief executive officer (or an individual acting in that capacity), and (ii) any employee whose compensation is required to be reported to our shareholders under the Securities Exchange Act of 1934, as amended, by reason of such employee’s being among the three highest compensated iParty officers (other than the chief executive officer or the chief financial officer), our named executive officers.

Upon a sale of shares acquired pursuant to the exercise of non-statutory stock options, the Eligible Participant will recognize a capital gain or loss (which will be long or short-term depending upon whether the shares were held for more than one year after purchase) equal to the difference between the selling price and the sum of (i) the amount paid for the shares and (ii) any amount recognized as ordinary income upon purchase of the shares.

  Directors may only be awarded non-statutory stock options.  In addition, if the 2009 Plan is not approved at the Annual Meeting, and the Option Repricing / Exchange is effectuated, then the Option Repricing / Exchange will be effectuated as a repricing of the Eligible Options under the 1998 Plan.  As we can no longer issue incentive stock options under the 1998 Plan, any Eligible Options that were incentive stock options will automatically be converted into non-statutory stock options.

 The preceding discussion is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Option Repricing / Exchange.  An Eligible Participant may also be subject to state and local taxes in connection with the Option Repricing / Exchange.  We suggest that Eligible Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal No. 4 to authorize the Option Repricing / Exchange on the terms and conditions described herein. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this Proposal No. 4. Voting in favor of Proposal No. 4 does not constitute an election to participate in the Option Repricing / Exchange.

PROPOSAL NO 5

TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP (“E&Y”) to examine and audit our financial statements for the year ending December 26, 2009.  A resolution to ratify this selection will be presented at the meeting.

 Stockholder ratification of the selection of E&Y is not required under our by-laws or Delaware corporate law.  Although not required to do so, the Board is submitting the selection of E&Y for ratification by iParty’s stockholders for their views, as a matter of good corporate governance.  If the stockholders do not ratify the selection, the Audit Committee will consider the engagement of other independent auditors and whether to retain E&Y but may, however, ultimately determine to retain E&Y.  However, the Audit Committee retains the ultimate discretion to appoint or terminate the appointment of our independent registered public accounting firm, irrespective of the outcome of this Proposal No 5.

E&Y audited and reported upon our financial statements for fiscal 2008.  In connection with that audit, E&Y also reviewed our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, quarterly financial statements for the fiscal quarters ended March 29, 2008, June 28, 2008 and September 27, 2008, and our filings with the SEC, and consulted with management as to the financial statement implications of matters under consideration.

We expect that one or more representatives of E&Y will be present at the annual meeting. They will be afforded an opportunity to make a statement at the annual meeting if they desire to do so and to respond to appropriate questions by stockholders.

E&Y has advised us that it has no direct, nor any indirect, financial interest in iParty or any of its subsidiaries.

This Proposal No. 5 to ratify the selection of E&Y as our independent registered public accounting firm for fiscal 2009 requires the affirmative vote of a majority of the votes cast at the meeting by the holders of outstanding shares of all classes of our stock entitled to vote thereon who are present at the meeting either in person or by proxy.

The Board recommends that you vote FOR this Proposal No. 5 to ratify the selection of Ernst & Young LLP.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this Proposal No. 5.

Information about the fees and services we paid to E&Y in 2007 and 2008 is contained on page 44 of this proxy statement.

OWNERSHIP OF iPARTY STOCK

The following table shows the number of shares of our common stock beneficially owned as of April 6, 2009 by:

•       each person or entity that we believe beneficially owns more than 5% of our common stock,

•       each director and nominee for director,

•       each executive officer shown in the summary compensation table on page 40 below, and

•       all executive officers and directors as a group.

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned (2)		Percent of Class
5% Stockholders

Robert H. Lessin	11,203,961	(3)	35.6%
Jefferies & Co. 520 Madison Ave., 12th Floor New York, NY 10022

Roccia Partners, L.P.	3,080,926	(4)	12.1%
c/o Lorenzo Roccia 220 East 67th Street New York, NY 10021

Naida S. Wharton	2,474,100	(5)	10.9%
c/o Sandra Minardo 520 Madison Ave., 12th Floor New York, NY 10022

Highbridge International LLC	2,619,234	(6)	10.6%
c/o Eleazer N. Klein Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022

Boston Millennia Partners, LP	1,365,200	(7)	5.7%
30 Rowes Wharf, Suite 500 Boston, MA 02110

Patriot Capital Limited	1,184,803	(8)	5.0%
c/o Stephen Rasch Loeb, Block and Partners LLP 505 Park Avenue New York, NY 10022

Directors, Nominees for Director, and Executive Officers
Sal V. Perisano	4,722,958	(9)	17.0%
Dorice P. Dionne	4,722,958	(10)	17.0%
David Robertson	84,895	(16)	0.1%
Daniel I. De Wolf	470,000	(11)	2.1%
Joseph S. Vassalluzzo	430,000	(12)	1.8%
Frank W. Haydu III	285,000	(13)	1.1%
Eric Schindler	260,000	(14)	1.0%
Robert W. Jevon, Jr.	75,000	(15)	0.3%
Boston Millennia Partners, LP 30 Rowes Wharf, Suite 500 Boston, MA 02110
All executive officers and directors as a group (8 persons)	6,327,853		22.1%

1.                           Unless otherwise indicated, all addresses are c/o iParty Corp., 270 Bridge Street, Suite 301, Dedham, MA 02026.

2.                           The number of shares beneficially owned by each entity, person, director or named executive officer is determined under SEC rules, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power.  Such persons and entities are also deemed under the same rules to beneficially own any shares that they have the right to acquire within sixty (60) days of April 6, 2009 (i.e., June 5, 2009) through the conversion of convertible preferred stock, the exercise of stock options or warrants or other similar rights.  This stock ownership information is based upon information furnished to us by the persons named in the table.  The percentage of class is calculated in accordance with Rule 13d-3 and is based on 22,731,667 shares outstanding as of April 6, 2009 plus, as to each holder thereof and no other person, the number of shares (if any) that the person has the right to acquire on or prior to June 5, 2009, through the exercise of stock options or warrants or other similar rights and the conversion of Convertible Preferred Stock.

3.                           Mr. Lessin beneficially owns (1) 2,474,100 shares of common stock, (2) 200,000 shares of common stock that may be acquired upon the exercise of presently exercisable options, (3) 273,268 shares of common stock that may be acquired upon the exercise of presently exercisable warrants, (4) 1,841,950 shares of common stock that may be acquired upon the conversion of 125,000 shares of presently convertible Series B convertible preferred stock, (5) 3,652,250 shares of common stock which may be acquired upon the conversion of 250,000 shares of presently convertible Series D convertible preferred stock, which constitutes all of the Series D convertible preferred stock, and (6) 2,762,393 shares of common stock which may be acquired upon the conversion of 266,666 shares of presently convertible Series E convertible preferred stock.  The figure listed in the table does not include any shares reflected as owned by Ms. Wharton, who was formerly Mr. Lessin’s spouse (see footnote (5) below).  Mr. Lessin is the beneficially holder of more than 5% of the outstanding Series B convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock.

4.                           The figure in the table for Roccia Partners, L.P. includes 2,406,056 shares of common stock, which may be acquired upon the conversion of 179,610 shares of presently convertible Series B convertible preferred stock held in the name of Roccia Partners, L.P.  The figure also includes (1) 364,100 shares of common stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of common stock, which may be acquired upon the conversion of 30,000 shares of presently convertible Series E convertible preferred stock held in the name of Roccia Venture Partners, L.P.  Roccia Venture Partners, L.P. is the beneficially holder of more than 5% of the outstanding Series B convertible preferred stock, and Series E convertible preferred stock.

5.                           Ms. Wharton beneficially owns 2,474,100 shares of common stock.

6.                           The figure in the table for Highbridge International LLC includes (1) 535,900 shares of common stock, and (2) 2,083,334 shares of common stock, which may be acquired upon the exercise of a presently exercisable warrant.

7.                           The figure in the table for Boston Millennia Partners, LP includes 1,365,200 shares of common stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C convertible preferred stock owned by Boston Millennia Partners, LP and an affiliated entity, which constitutes all of the Series C convertible preferred stock.  The figure in the table does not include any of the shares beneficially owned by Mr. Jevon described in footnote (15) below.

8.                           The figure in the table for Patriot Capital Limited includes 1,184,803 shares of common stock, which may be acquired upon the conversion of 114,286 shares of presently convertible Series F convertible preferred stock, which constitutes all of the outstanding Series F Preferred Stock.

9.         Mr. Perisano holds 204,700 shares of Common Stock jointly with his wife, Ms. Dionne, and holds options for 4,518,258 shares, which are presently exercisable.  The figure in the table includes options for 2,854,645 shares granted to Mr. Perisano and options for 1,663,613 shares granted to Ms. Dionne.  The figure in the table includes 204,700 shares of common stock held jointly by Mr. Perisano and Ms. Dionne.

10.       Ms. Dionne holds 204,700 shares of Common Stock jointly with her husband, Mr. Perisano and holds options for 4,518,258 shares, which are presently exercisable.  The figure in the table includes options for 2,854,645 shares granted to Mr. Perisano, and options for 1,663,613 shares granted to Ms. Dionne.

11.       Mr. De Wolf beneficially owns 10,000 shares of common stock and holds options for 460,000 shares, which are presently exercisable or will be exercisable within 60 days of April 6, 2009. The owner of record of the 10,000 shares of common stock is Pine Street Ventures LLC, a Delaware limited liability company.  The beneficial owners of Pine Street Ventures are Mr. De Wolf’s children.  Mr. De Wolf controls sole voting power.

12.       Mr. Vassalluzzo beneficially owns 140,000 shares of common stock and holds options for 290,000 shares, which are presently exercisable or will be exercisable within 60 days of April 6, 2009.

13.       Mr. Haydu beneficially owns 25,000 shares of common stock and holds options for 260,000 shares, which are presently exercisable or will be exercisable within 60 days of April 6, 2009.

14.       Mr. Schindler beneficially holds options for 260,000 shares, which are presently exercisable or will be exercisable within 60 days of April 6, 2009.

15.       Mr. Jevon beneficially owns 75,000 shares of common stock that may be acquired upon the exercise of presently exercisable options. Mr. Jevon is employed by Boston Millenia Partners, LP. Mr. Jevon has been awarded stock options, which are presently exercisable, to purchase 75,000 shares of common stock, for serving from February 2000 to June 2001 as director by appointment of Boston Millenia Partners, LP. The figure for Mr. Jevon does not include any of the shares described in footnote (7) above with respect to Boston Millenia Partners, LP.

16.       Mr. Robertson holds options for 425,000 shares, of which 84,895 are presently exercisable or will be exercisable within 60 days of April 6, 2009.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

The following table sets forth the name and age of each of our directors, his or her position with us, and the period during which he has served as a director.  Each of our currently serving directors is a nominee for reelection as a director at the meeting.

Name	Age	Position	Director Since
Sal V. Perisano	58	Chairman of the Board, Chief Executive Officer	1998
Daniel I. De Wolf	52	Director	2003
Frank W. Haydu III	61	Director	2003
Eric Schindler	48	Director	2003
Joseph S. Vassalluzzo	61	Director	2004

Series C Director
(Elected only by holders of Series C convertible preferred stock)
Robert W. Jevon, Jr.	56	Series C Director	2006

Sal V. Perisano, age 58, has served as a director of iParty since 1998 and its Chief Executive Officer since 1999.  Mr. Perisano served as Chairman of the Board and President of The Big Party Corporation from 1992 to 1998, and continued serving as a director until 2000.  In 1981, he co-founded Videosmith, which became a leading video retailer in the Boston area.  In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland.  Mr. Perisano stayed on as a director and was later named Chief Executive Officer of the parent company, which was subsequently acquired by Blockbuster Video.  Mr. Perisano holds a bachelor’s degree from Boston College and a master’s degree from Harvard University.  Mr. Perisano is married to Ms. Dorice Dionne, who is employed by iParty as its Senior Vice President, Merchandising and Marketing.

Daniel I. De Wolf, age 52, has served as a director of iParty since 2003.  Mr. De Wolf is a member of the corporate practice in the New York office and Co-Chair of the Ventures and Emerging Company Group of the law firm of Mintz, Levin, Cohen, Ferris, Glovsky, and Popeo PC.  In addition, he is the President of the Dawntreader Group and a Managing Director of Dawntreader Ventures, an early stage venture capital firm.  Mr. De Wolf is also an adjunct professor at the New York University Law School, where he teaches venture capital law.  From 1999 to 2003, Mr. De Wolf was Director of Venture Capital Funds for SoundView Technology Group. Prior to joining SoundView, Mr. De Wolf was Of Counsel with the law firm of Cahmy, Karlinsky & Stein LLP (“CKS”) in New York City.  Mr. De Wolf established the Corporate and Securities Practice Group at CKS in 1994 and was the head of that firm’s New Media and E-Law Group.  Mr. De Wolf has over 25 years of corporate transactional experience and has been an advisor to many early and developmental stage companies.  Mr. De Wolf is a graduate of the University of Pennsylvania as well as the University of Pennsylvania School of Law.  Mr. De Wolf currently serves as a director of various privately-held companies, including, HNW, Inc., Tutor.com, and Visible World.

Frank W. Haydu III, age 61, has served as a director of iParty and Chairman of our Audit Committee since November 2003.  Since November 2001, Mr. Haydu has served as a Managing Director of Valuation Perspectives, Inc., a financial services consulting practice and since August 2005, has served in a consulting capacity at Source Precision Medicine, a life sciences medical supplier.  Until May 2001, Mr. Haydu served as the Chairman of Haydu & Lind, LLC, a senior living development company.  Mr. Haydu also serves as a director of CombinatoRx, Inc. and several private companies.  Mr. Haydu holds a Bachelor of Arts degree in economics from Muhlenberg College.

Eric Schindler, age 48, has served as a director of iParty since 2003.  Mr. Schindler serves as CEO of ESSA, a medical aesthetics group in Argentina since 2007.  Before 2007, Mr. Schindler headed the investment banking division at Calyon Securities (USA) Inc., which was formerly known as Crédit Lyonnais Securities (USA) Inc.  Before joining Crédit Lyonnais Securities in 1995, Mr. Schindler was employed by Crédit Lyonnais La Défense in France, and was responsible for a team of senior bankers for the bank’s global relationships with multinational corporations in the infrastructure, engineering, telecommunications, transportation, auto parts, and information systems sectors.  Prior to this position, from 1989 to 1992, Mr. Schindler was a Vice President responsible for Latin American debt restructurings and debt/equity swaps.  He also headed the investment banking activities at Crédit Lyonnais Argentina from 1987 to 1989.  Mr. Schindler is a former director of Crédit Lyonnais Securities in New York and Crédit Lyonnais in Brazil.  Mr. Schindler has a National Public Accountant degree from Universidad Católica Argentina and a B.A. in two languages with a specialization in Economic Sciences from Académie de Poitiers.

Joseph S. Vassalluzzo, age 61, has served as a director of iParty since 2004.  From 2000 to 2005, Mr. Vassalluzzo served as Vice Chairman of Staples, Inc., in which capacity he was responsible for Staples’ store growth, both domestic and abroad, oversaw Staples’ corporate environmental initiatives, and was responsible for its merger and acquisition activities worldwide.  He first joined Staples, Inc. in 1989 as its Executive Vice President, Growth & Support Services.  He was named Executive Vice President, Global Growth and Development of Staples, Inc. in 1993, was promoted to President, Staples Realty & Development in 1997, and was further promoted to Vice Chairman of Staples, Inc. in 2000.  Before joining Staples, Mr. Vassalluzzo held executive positions at American Stores Co., Acme Supermarkets, Mobil Corp. and Amerada Hess Corp.  Mr. Vassalluzzo currently serves as an independent director and non-executive Chairman of the Board of Federal Realty Investment Trust, a publicly-held REIT, and as the lead independent director of Life Time Fitness, Inc.  Mr. Vassalluzzo holds a B.S. degree in Marketing from Pennsylvania State University and an M.B.A. from Temple University.

Robert W. Jevon, Jr., age 56, has served as a director of iParty since 2006 and previously served as a director of iParty from 2000 to 2001. Since 2000, Mr. Jevon has served as a Partner of Boston Millennia Partners, LP, a venture capital firm, having first joined the firm in 1997 as a Principal.  Mr. Jevon’s primary investment focus is business services, health care and life sciences.  Mr. Jevon currently serves on the Board of Directors of Athenix Corp., MedAptus, Inc. and PHT Corporation.  Prior to his current position, Mr. Jevon was a Venture Affiliate of Boston Capital Ventures from 1995 to 1996 and was a Principal of Watch Hill Corporation from 1993 to 1995.  From 1989 to 1992, he was the Controller of Bolt Beranek & Newman’s Communications Division.  He is a graduate of Haverford College and holds an M.B.A. from Amos Tuck School at Dartmouth College.

Director Independence

Our Board of Directors has determined that each of the six director-nominees is an “independent” director as defined under applicable rules of the SEC and NYSE Amex, except for (1) Mr. Perisano, who serves as our Chief Executive Officer, and (2) Mr. Jevon, who is an employee of Boston Millennia Partners, LP, which beneficially owns all of the outstanding shares of our Series C convertible preferred stock, which is entitled to designate the Series C Director.  As a result, the Board of Directors has determined that a majority of the director-nominees are “independent” under applicable rules of the SEC and NYSE Amex.

Attendance at Annual Meeting and at Meetings of the Board and Its Committees

Although we do not have a policy on our directors attending our annual meeting, we normally expect each of our directors to be present at the stockholders’ meeting.  At last year’s annual meeting, four of our six directors attended the meeting.  Mr. DeWolf and Mr. Schindler were unable to attend the 2008 Annual Meeting.  Our Board held a total of four meetings during 2008.  Each director attended 75% or more of all board meetings and committee meetings on which he served during 2008.

Board Committee Matters

Our Board of Directors met four (4) times during 2008.  Our Board of Directors has three principal committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.  All of the members of each of these committees are “independent” directors as defined under applicable NYSE Amex rules and rules of the SEC, including, in the case of the Audit Committee, the additional independence criteria for determining eligibility for director service on audit committees under applicable NYSE Amex and SEC rules.

In addition to the principal committees described above, our Board of Directors also has a Real Estate Committee, consisting of Messrs. Perisano and Vassalluzzo, which considers, from time to time, certain store location and store lease issues in conjunction with our senior management.

Our Board of Directors has adopted certain corporate governance guidelines which are available on the Investor Relations page on our licensed website at www.iparty.com.

The following charts describe the function and number of times that each committee of the Board of Directors met in 2008 and the membership of each committee:

 Audit Committee — 4 Meetings

Function		Members
•	Engage the independent registered public accounting firm	Frank W. Haydu III (Chairman)
•	Review the annual and quarterly financial statements	Daniel I. De Wolf
•	Review control procedures and accounting practices	Eric Schindler
•	Monitor accounting and reporting practices
•	Review compliance with the conflict-of-interest policy
•	Review our capital structure
•	Exercise such other functions as mandated by the Sarbanes-Oxley Act and other applicable laws and regulations

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of our Audit Committee is “independent” as defined under applicable rules of the SEC and the NYSE Amex.  Our Board of Directors has also determined that each of Messrs. Haydu, De Wolf and Schindler is an “audit committee financial expert” as defined by applicable regulations promulgated by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.

The Audit Committee has adopted a charter which is available on the Investor Relations page on our licensed website at www.iparty.com. We have also adopted a “whistleblower” policy which is available on the Investor Relations page on our licensed website at www.iparty.com.

See the report of the Audit Committee on page 36 below.

Compensation Committee — 2 Meetings

Function		Members
•	Review and approve compensation and benefit programs	Daniel I. De Wolf (Chairman)
•	Determine compensation of senior executives	Frank W. Haydu III
•	Make recommendations to the full Board regarding director compensation	Eric Schindler
•	Administer stock option plans

The Compensation Committee, currently composed of three non-employee directors who qualify as “independent” under applicable SEC and NYSE Amex rules, is responsible for approving all matters concerning our total compensation practices and philosophy, including the conducting of periodic reviews of those practices and the philosophy that underlies them to ensure that they support the objectives of iParty and the interests of its stockholders.  In particular, the Compensation Committee is responsible for the review and recommendation to the full Board of Directors of the compensation of iParty’s Chief Executive Officer, review and approval of the compensation of our other executive officers pursuant to employment agreements between iParty and such executive officers, and review and approval of other employee benefit plans.  The Committee is also primarily responsible for assisting the full Board in administering and interpreting our Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (and would serve a similar role with respect to the 2009 Plan if adopted at the Annual Meeting). The Committee also reviews and makes recommendations to the full Board regarding compensation arrangements involving iParty’s directors.

The Company’s Chief Executive Officer, Mr. Perisano, is not a member of the Compensation Committee and does not vote at Compensation Committee meetings. Mr. Perisano does, however, regularly attend Compensation Committee meetings, but does not participate in executive sessions or discussions about his compensation.

Pursuant to the Compensation Committee’s charter, the Committee may form and delegate to subcommittees of the Committee its responsibilities. To date, however, the Compensation Committee has not formed or delegated any of its responsibilities to any subcommittees. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee’s charter allows the Committee to delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to an equity based plan to employees of the Company who are not directors or executive officers of the Company. To date, however, the Compensation Committee has not delegated to any executive officer this power, nor does it presently intend to do so.

The Compensation Committee has sole authority to retain and/or terminate all external consultants to the Compensation Committee and to commission surveys or analyses that it determines necessary to fulfill its responsibilities. Additionally, the Compensation Committee has sole authority to approve the fees of the external consultants.  The Compensation Committee’s charter is available on the Investor Relations page on our licensed website at www.iparty.com.

Nominating Committee — 1 Meeting

Function		Members
•	Review and recommend to the full Board nominations for election to the Board of Directors	Eric Schindler (Chairman)
Daniel I. De Wolf
Frank W. Haydu III
Joseph S. Vassalluzzo

The Nominating Committee has adopted a charter which is available on the Investor Relations page on our licensed website at www.iparty.com.

The Nominating Committee will consider candidates for our Board that are recommended by our stockholders to the extent such nominations are provided no later than the deadline for stockholder proposals and in the manner for stockholder proposals outlined above on pages 7 and 8.  The Nominating Committee is committed to evaluating nominees recommended by our stockholders no differently than other nominees.  The Nominating Committee believes that all nominees must possess, as a minimum qualification, the personal integrity necessary to comply with all applicable legal and regulatory duties imposed on directors of public companies, including without limitation, the fiduciary duties of care and loyalty, and must possess sufficient business and other relevant experience to be able to exercise business judgment in the best interests of iParty and its stockholders.

Stockholder recommendations for director should include: (i) the name and address of the stockholder recommending the person to be nominated; (ii) a representation that the stockholder is a holder of record of stock of iParty, including the number of shares held and the period of holding; (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee; (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and (v) the consent of the recommended nominee to serve as a director of iParty, if so elected.

It is expected that the Nominating Committee will have direct input from the Chief Executive Officer. Input on nominees will also be solicited from the other members of the Board.  Management and other external sources may also identify prospective Director nominees.

Report of the Audit Committee

The Audit Committee hereby states that it:

•                  Has reviewed and discussed the audited financial statements as of and for the year ended December 27, 2008 with iParty’s management;

•                  Has discussed with iParty’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented, relating to the conduct of the audit;

•                  Has received the written disclosures and the letter from the independent auditors required by PCAOB Ethics and Independence Rule 3526, “Communicating with Audit Committees Concerning Independence”, as may be modified or supplemented, and had discussed with the independent auditors the independent auditors’ independence; and

•                  Based upon the above mentioned reviews and discussions, has recommended to the Board of Directors of iParty (and the Board of Directors has approved) that the audited financial statements be included in iParty’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 for filing with the Securities and Exchange Commission, which was filed with the SEC on March 23, 2009.

The Audit Committee is solely responsible for the selection, compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing and issuing an audit report.

Management has primary responsibility for iParty’s financial statements and the overall reporting process, including iParty’s system of internal controls.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of iParty in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews iParty’s financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures.  These discussions address the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in iParty’s financial statements.  The Audit Committee reports on these meetings to the Board of Directors.

Pursuant to applicable NYSE Amex rules, the Audit Committee certifies that it has adopted a formal written Audit Committee Charter and that the Audit Committee has a policy in accordance with said rules of the NYSE Amex of reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis.

During 2008, iParty paid no fees to Ernst & Young LLP for consulting work outside the review and audit of their financial statements and related tax research and compliance tax return preparation.

Submitted by:

Frank W. Haydu III, Chairman

Daniel I. De Wolf

Eric Schindler

DIRECTOR COMPENSATION

Section 3(b) of our 1998 Plan provides that each non-employee director shall be granted, on the effective date of the commencement of his term as director, an option to purchase 25,000 shares of our common stock.  It further provides that each of our directors who is not an executive officer shall be granted, on an annual basis on the last trading date in August of each year, options to acquire 25,000 shares of common stock, at an exercise price equal to the fair market value of the underlying common stock on the date of grant.

Pursuant to Section 14(b) of the Stock Option Plan, beginning in 2004, our Board of Directors has voted that, in lieu of the stock option grants described in the preceding paragraph, only independent directors shall be eligible to receive stock options by virtue of their service as directors in amounts to be determined annually by the Board of Directors.  Accordingly, at a meeting held on June 4, 2008 our Board of Directors (on recommendation of the Compensation Committee) voted that each independent director (determined to be each of Messrs. De Wolf, Haydu, Schindler and Vassalluzzo) would be granted an option on June 4, 2008 exercisable for the purchase of 25,000 shares of our common stock and be paid a $25,000 cash payment in respect of his service as a director.  The Board of Directors approved the Compensation Committee’s recommendation that each such option would vest quarterly over a one-year period and the $25,000 cash payment would be paid quarterly over a one-year period.  As a result of these determinations, each of Messrs. De Wolf, Haydu, Schindler, and Vassalluzzo was granted an option exercisable for 25,000 shares.  Each of these stock option grants was made pursuant to the Stock Option Plan, at an exercise price equal to the market price of our common stock at the close of business on the grant date.

At that same meeting held on June 4, 2008, the Board of Directors also voted to accept the Compensation Committee’s recommendation to engage Mr. Vassalluzzo as a part-time consultant to our company for a one-year period at an annual fee of $60,000.  The Board of Directors voted in favor of the Compensation Committee’s recommendation and our management’s proposal in this regard.  Pursuant to this arrangement, our Chairman and

CEO, Mr. Perisano, consults with Mr. Vassalluzzo with respect to various retail, operational, strategic, real estate and store location issues, as may from time to time be necessary and appropriate.  Such services on occasion require Mr. Vassalluzzo’s presence at our corporate headquarters in Dedham, Massachusetts and/or current or proposed store location sites, principally in New England and Florida.

Also, at the June 4, 2008 meeting, the Board of Directors (on recommendation of the Compensation Committee) voted that each independent director would be paid an annual fee of the following amounts in cash, payable in equal quarterly installments, for serving on the various committees of our Board of Directors.  This amount is in addition to the annual director fee described above.

Director	Annual Committee Compensation
Frank W. Haydu III	$20,000

Eric Schindler	$10,000

Daniel I. De Wolf	$10,000

Joseph S. Vassalluzzo	$25,000

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation that we paid our non-employee, independent directors for the fiscal year ended December 27, 2008.  Our one employee-director, our Chairman of the Board and Chief Executive Officer, Mr. Perisano, earned no compensation for his service as a director in 2008.  Similarly, our other non-independent director, Mr. Jevon, earned no compensation for his services as a director in 2008.

						Change in
						Pension
	Fees				Non-Equity	Value and
	Earned				Incentive	Nonqualified
	or Paid in	Stock	Option		Plan	Deferred	All Other
Name	Cash	Awards	Awards		Compensation	Compensation	Compensation		Total
Daniel I. De Wolf	$35,000	—	$7,284	(1)	—	—	—		$42,284

Frank W. Haydu III	45,000	—	7,284	(1)	—	—	—		52,284

Eric Schindler	35,000	—	7,284	(1)	—	—	—		42,284

Joseph S. Vassalluzzo	50,000	—	7,284	(1)	—	—	$60,000	(2)	117,284

(1)                                 Reflects the value of options granted, in amounts equal to the expense recognized for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payment.

(2)                                 Reflects payments for consulting services rendered to us by Mr. Vassalluzzo pursuant to consulting agreements in effect.

EXECUTIVE COMPENSATION

Executive Officers

The following sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of iParty.  The officers serve at the discretion of the Board of Directors.

Mr. Perisano’s background is summarized on page 33 above.

Dorice P. Dionne, age 57, has been iParty’s Senior Vice President, Merchandising and Marketing since April 1999.  She co-founded The Big Party Corporation with her husband, Sal Perisano, in 1992 in Boston.  She served as chief merchant and creative director of The Big Party and has been involved in the party retailing industry since 1985.  She is a graduate of Boston College.

David E. Robertson, age 59, has served as iParty’s Chief Financial Officer since April 2007.  From January 2005 until April 2007, Mr. Robertson was employed as a private accounting consultant, primarily in the area of Sarbanes-Oxley compliance, for a variety of public and private companies.   From 1999 to 2005, Mr. Robertson served as Vice President and Chief Financial Officer of Kitchen Etc. Inc., a specialty (cooking and dining) retailer, headquartered in Exeter, New Hampshire, which filed for Chapter 11 bankruptcy protection in 2004.  From 1996 to 1999, he established and operated a professional services firm based in Nashua, New Hampshire.  From 1985 to 1996, he held a variety of positions in the audit, accounting, and financial operations of Lechmere, Inc.  From 1980 to 1985, Mr. Robertson worked as an audit and accounting manager at Zayre Corp. (now TJX Companies).  From 1975 to 1979, he was employed in the audit division of Ernst & Young.  Mr. Robertson is a Certified Public Accountant.  He holds a bachelor’s degree from Harvard College, and a master’s degree from Northeastern University.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned during 2007 and 2008 (see footnote below) by our Chief Executive Officer, Chief Financial Officer and other executive officers (the “named executive officers”) that received total compensation during 2008 in excess of $100,000.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	All Other Compensation		Total
Sal V. Perisano, Chief Executive Officer	2008	$321,635	$0	$43,225	$2,838	(3)	$367,698
	2007	$309,135	$20,650	$28,580	$2,129	(3)	$360,494

Dorice P. Dionne, Senior Vice President, Merchandising and Marketing	2008	$192,981	$0	$17,290	$2,730	(3)	$213,001
	2007	$185,481	$12,390	$11,432	$1,983	(3)	$211,286

David E. Robertson, Chief Financial Officer (4)	2008	$164,677	$0	$13,436	$594	(3)	$178,707
	2007	$116,923	$7,810	$5,849	$328	(3)	$130,910

1.     These amounts reflect bonuses earned in fiscal 2007 and fiscal 2008 under the Company’s Executive Incentive Compensation Plan.  The Compensation Committee determined not to pay any bonuses in 2008 under this plan.

2.     These amounts reflect the value of options granted, in amounts equal to the expense recognized in fiscal 2007 and 2008 for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payment.  For a description of the assumptions made in the valuation of these awards, see footnote 12 of the Company’s financial statements for the fiscal year ended December 27, 2008. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the holder). Additionally, there can be no assurance that the FAS 123(R) amounts shown in the table will ever be realized by the holder

3.     These amounts are for additional term life insurance

4.     Mr. Robertson joined iParty in April 2007.

Individual Compensation of Executive Officers

Sal V. Perisano (Chief Executive Officer).  At the beginning of fiscal 2007, we paid Mr. Perisano at an annualized base salary rate of $300,000.  On March 31, 2007 pursuant to the terms of a new three-year employment agreement with Mr. Perisano, dated March 22, 2007, we increased Mr. Perisano’s annualized base salary rate to $312,500 effective April 1, 2007, and to $325,000 on April 1, 2008. The agreement further provides that Mr. Perisano’s annualized base salary will increase to $337,500 for the period April 1, 2009 through March 31, 2010.  Mr. Perisano has waived his right to the salary increase that would have been effective April 1, 2009.  The employment agreement provides that Mr. Perisano is also eligible to participate in bonus plans as the Compensation Committee of the Board may establish from time to time for our senior executive officers.  Under the terms of his employment agreement, in the event of a termination not for cause (as defined in the agreement), Mr. Perisano would be entitled to receive a severance payment equal to 12 months salary at the base salary rate then in effect, payable in 12 equal monthly installments, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months. The agreement also provides that in the event of a termination not for cause that occurs within 13 months of a change in control (as defined in the agreement), Mr. Perisano would be entitled to receive a severance payment equal to not less than 2.5 times and not more than 3.0 times his annual salary rate then in effect, payable in a lump sum, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months.  The agreement also provides for certain payments to Mr. Perisano in the event he terminates his employment with us for good reason (as defined in the agreement) and contains certain non-competition and non-solicitation provisions.  Pursuant to the employment agreement with Mr. Perisano, our Board of Directors granted Mr. Perisano a stock option on June 6, 2007 exercisable for 375,000 shares of our Common Stock, at an exercise price per share equal to the closing price of our Common Stock on that date.

Dorice P. Dionne (Senior Vice President, Merchandising and Marketing). At the beginning of fiscal 2007, we paid Dorice Dionne at an annualized base salary rate of $180,000.  On March 31, 2007 pursuant to the terms of a new three-year employment agreement with Ms. Dionne, dated March 22, 2007, we increased Ms. Dionne’s annualized base salary to $187,500 on April 1, 2007, and to $195,000 on April 1, 2008.  The agreement further provides that Ms. Dionne’s annualized base salary will increase to $202,500 for the period April 1, 2009 through March 31, 2010.  Ms. Dionne waived her rights to the salary increase that would have been effective April 1, 2009.  The employment agreement provides that Ms. Dionne is also eligible to participate in bonus plans as the Compensation Committee of the Board may establish from time to time for our senior executive officers.  Under the terms of her employment agreement, in the event of a termination not for cause (as defined in the agreement), Ms. Dionne would be entitled to receive a severance payment equal to 12 months salary at the base salary rate then in effect, payable in 12 equal monthly installments, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months.  The agreement also provides that in the event of a termination not for cause that occurs within 13 months of a change in control (as defined in the agreement), Ms. Dionne would be entitled to receive a severance payment equal to eighteen (18) months of her base salary, payable in a lump sum, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months.  The agreement also provides for certain payments to Ms. Dionne in the event she terminates her employment with us for good reason (as defined in the agreement) and contains certain non-competition and non-solicitation provisions.  Pursuant to the employment agreement with Ms. Dionne, our Board of Directors granted Ms. Dionne a stock option on June 6, 2007 exercisable for 150,000 shares of our Common Stock, at an exercise price per share equal to the closing price of our Common Stock on that date.

David E. Robertson (Chief Financial Officer).  On March 22, 2007, we entered into a letter agreement with David E. Robertson, pursuant to which Mr. Robertson commenced employment with us as our Chief Financial Officer effective April 2, 2007.  Our letter agreement with Mr. Robertson provides that we shall pay him an annualized salary of $160,000, with annual salary and performance reviews starting April 1, 2008.  Mr. Robertson’s annualized salary was raised to $166,400 as of April 1, 2008.  Pursuant to the letter agreement, our Board of Directors granted Mr. Robertson a stock option on June 6, 2007 exercisable for up to 125,000 shares of our common stock, at an exercise price per share equal to the closing price of the common stock on that date. Our letter agreement with Mr. Robertson also entitles him to participate in iParty’s Executive Incentive Compensation Plan and various additional employee benefits, including health, dental and life insurance and participation in our 401(k) defined contribution retirement savings plan. Under the terms of the letter agreement, in the event of termination not for cause, as defined in the letter agreement, Mr. Robertson would be entitled to receive 6 months of severance pay, payable in accordance with the normal payroll policies and procedures of the company, as well as the continuation of health, dental and life insurance benefits on the company’s plans for a period of 6 months.  On June 4, 2008 and on March 4, 2009, the Board of Directors granted Mr. Robertson additional options to purchase up to 100,000 shares and up to 200,000 shares, respectively, of our Common Stock at exercise prices equal to the closing prices of our Common Stock on the date of grant.

Indemnification of Directors and Executive Officers

Our restated certificate of incorporation, as amended, and bylaws provide that iParty shall indemnify all of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.  Under our restated certificate of incorporation, as amended, and bylaws, any director or officer, who in his or her capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified.  A director or officer will be indemnified if it is determined that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, iParty’s best interests.  Insofar as indemnification for liabilities arising under the

Securities Act of 1933, as amended, may be permitted to directors, officers and persons controlling iParty pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

We maintain a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties.  We pay the entire premium for the liability insurance.  We have key-person life insurance policies on the lives of each of Mr. Perisano and Ms. Dionne in the amount of $2,000,000 each.

Related Party Transactions

Under SEC rules, we are required to disclose transactions in excess of $120,000 in which iParty was a participant in which “related persons” had or will have a direct or indirect material interest.  Related persons include any of our directors, nominees for director, or executive officers, and any immediate family members of such persons and any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to iParty as a beneficial owner of more than 5% of its voting common stock, and any immediate family member of a significant shareholder. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.  Based on information available to us and provided to us by our directors and executive officers, we do not believe that there were any such transactions in effect since December 29, 2007, or any such transactions proposed to be entered into during fiscal year 2009, except as follows:

•                  On September 15, 2006, we entered into a Securities Purchase Agreement pursuant to which we raised $2.5 million through a combination of subordinated debt and warrants issued on September 15, 2006 to Highbridge International LLC (“Highbridge”), an institutional accredited investor. Under the terms of the financing, we issued Highbridge a three-year subordinated note (the “Highbridge Note”) that bears interest at an interest rate of prime plus one percent.  The note matures on September 15, 2009.  In addition, we issued Highbridge a warrant (the “Highbridge Warrant”) exercisable for 2,083,334 shares of iParty common stock at an exercise price of $0.475 per share, or 125% of the closing price of iParty’s common stock on the day immediately prior to the closing of the transaction.  The agreements entered into by iParty and Highbridge in connection with the financing provide for certain restrictions and covenants consistent with Highbridge International’s status as a subordinated lender, and also grant Highbridge resale registration rights with respect to the shares of common stock underlying the Highbridge Warrant.  In connection with the foregoing financing, we also amended our Rights Agreement dated as of November 9, 2001, as amended September 15, 2006 (the “Rights Agreement”) to clarify that issuance of the Highbridge Warrant does not constitute a triggering event under our Rights Agreement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.  None of the directors is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Outstanding Equity Awards at end of Fiscal 2008

The following table sets forth information concerning outstanding equity awards as of the end of fiscal 2008 on December 27, 2008:

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Option Exercise Price	Option Expiration Date
Sal V. Perisano	464,260	—		$0.69	6/16/2010
	1,478,772	—		$0.25	3/9/2011
	201,613	—		$0.31	5/2/2012
	460,000	—		$0.95	3/31/2014
	125,000	250,000	(1)	$0.42	6/06/2017

Dorice P. Dionne	299,245	—		$0.69	6/16/2010
	913,400	—		$0.25	3/9/2011
	120,968	—		$0.31	5/2/2012
	230,000	—		$0.95	3/31/2014
	50,000	100,000	(1)	$0.42	6/06/2017

David E. Robertson	46,874	78,126	(1)	$0.42	6/6/2017
		100,000	(2)	$0.29	6/4/2018

(1)

Mr. Perisano and Ms. Dionne’s options vest in three equal installments on each of March 31, 2008, March 31, 2009 and March 31, 2010. Mr. Robertson’s options vest 25% on the anniversary of the grant date and then in equal monthly increments over the subsequent three years, vesting in full on June 6, 2011.

(2)	Mr. Robertson’s stock options vest 25% after one year, then in equal monthly increments over the subsequent three years, vesting in full on June 4, 2012.

Other Potential Post Employment Payments

Upon the occurrence of certain triggering events, our current employment agreements with each of Mr. Perisano and Ms. Dionne and our letter agreement with Mr. Robertson require us to pay certain amounts related to salary and insurance benefits to or on behalf of those executive officers, as described below. The payments are subject to certain non-competition, non-solicitation and confidentiality obligations.  The following table presents estimates of the amounts that would have been payable under our new agreements upon the occurrence of each such event as of the end of our last fiscal year ended December 27, 2008 (assuming each such agreement had been in effect on such date):

Name	Termination Without Cause	Change in Control (1)	Non-Renewal of Employment Contract	Disability
Sal V. Perisano	$331,135	$981,135	$165,567	$201,135
Dorice P. Dionne	$201,002	$298,502	$100,501	$42,001
David E. Robertson	$89,080	—	—	—

(1)                    In the event of a change of control, the salary related amounts would be paid as a lump sum, and the insurance related amounts in monthly installments.  For all other triggering events, all amounts would be paid in monthly or weekly installments.

Pension Benefits

We did not have any plan that provides for payments or other benefits at, following, or in connection with retirement with any of our named executive officers during the fiscal year ended December 27, 2008. Accordingly, we have omitted the table otherwise required to be included detailing such compensation to our named executive officers during our most recently completed fiscal year.

Nonqualified Deferred Compensation

We did not give any nonqualified deferred compensation to any of our named executive officers during the fiscal year ended December 27, 2008.  Accordingly, we have omitted the table otherwise required to be included detailing such compensation made for the last fiscal year to our named executive officers.

INDEPENDENT REGISTERED ACCOUNTING FIRM’S FEES AND SERVICES

The following table specifies the fees for professional services rendered by E&Y for the audit of our annual financial statements for fiscal 2007 and fiscal 2008 and fees billed for audit-related services, tax services, and all other services by E&Y in fiscal 2007 and fiscal 2008.

	Fiscal 2007	Fiscal 2008
Audit Fees	$290,000	$280,000
Audit Related Fees	—	—
Tax Fees	47,020	38,000
All Other Fees	—	—
Totals	$337,020	$318,000

Audit Fees

These are fees related to professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for fiscal 2007 and fiscal 2008, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.  E&Y expresses its views concerning, but does not audit, and is not required to audit, our internal control over financial reporting.

Audit-Related Fees

We did not pay E&Y for any audit-related fees in fiscal 2007 or fiscal 2008.  Audit-related fees would be fees for things such as assurance and related services, such as audits of employee benefit plans.

Tax Fees

These are fees for professional services related to tax return preparation services and tax compliance services.

Audit Committee’s Pre-approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  The Audit Committee may pre-approve services that are expected to be provided to iParty by the independent auditors during the following 12 months.  At the time such pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy.  At regularly scheduled meetings of the Audit Committee, management or the independent auditors must report to the Audit Committee regarding each service actually provided to iParty.

During fiscal 2008, no services were provided to iParty by E&Y other than in accordance with the pre-approval policies and procedures described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No person who, during the fiscal year ended December 27, 2008, was a director, officer or beneficial owner of more than ten percent of our common stock (which is the only class of our securities registered under Section 12 of the Exchange Act), failed to file on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year.  The foregoing is based solely upon our review of Forms 3 and 4 during the most recent fiscal year as furnished to us under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any other matters, which may come before the annual meeting.  If any other matters should properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters as they may determine, in their discretion.

Exhibit A

iPARTY CORP.

2009 STOCK INCENTIVE PLAN

1.                                      Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of iParty Corp., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any present or future subsidiary corporations of iParty Corp. as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”) .

2.                                      Eligibility

All of the Company’s employees, officers, directors, consultants, advisors and other service providers are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards and performance awards (each, an “Award”) under the Plan. Any person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.                                      Administration; Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). The Board shall appoint one such Committee of not less than two members, each member of which shall be (i) an “independent director” within the meaning of Section 803 of NYSE Amex Company Guide (or as defined under the listing standards of such other securities exchange on which the Company’s shares are then listed), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.                                      Stock Available for Awards

(a) Number of Shares; Share Counting

(1) Authorized Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,322,894 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). In addition, if any option granted under the Amended and Restated 1998 Incentive and Nonqualified Option Plan (the “1998 Plan”) expires, is terminated, surrendered or cancelled without having been fully exercised, is forfeited in whole or in part, then in each such case the unused Common Stock covered by such option shall be available for grant of Awards under the Plan, including, but not limited to, any such shares cancelled or exchanged under any stockholder approved option exchange program involving the 1998 Plan and subject, however, in the case of Incentive Stock Options, to any limitations under the Code. Shares of Common Stock tendered to the Company to (A) purchase shares of Common Stock upon the exercise of any such option or (B) satisfy tax withholding obligations (including shares retained from the option creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares as determined from time to time by the Board.

(2) Share Counting Rules. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections  8(b) and 9(b), (i) all shares of Common Stock covered by independent SARs (as defined in Section 7(b)) shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 4(c), the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares with respect to which Awards may be granted to any Participant under the Plan shall be 3,500,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Adjustment to Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a), 8(b) and 9(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Board (or substituted Awards may be made, if applicable).

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

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5.                                      Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option at the time of grant and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value (the “Fair Market Value”) of the Common Stock, as determined by (or in a manner approved by) the Board, at the time the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) acceptable to the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise as soon as practicable following satisfaction of all conditions to the issuance thereof.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

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(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

6.                                      Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company may grant to such person a Nonstatutory Stock Option to purchase such number of shares of Common Stock as the Board may determine in its sole discretion.

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company may grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase such number of shares of Common Stock as the Board may determine in its sole discretion; provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months. At such other times as the Board may determine in its discretion, the Board may grant other Nonstatutory Stock Options to purchase such number of shares of Common Stock as the Board may determine in its sole discretion.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price no less than 100% of the Fair Market Value on the date of grant, (ii) expire on the earlier of 10 years from the date of grant or at such other time as the Board may determine at the time of grant and (iii) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 6. The Board also retains the specific authority to issue SARs, Restricted Stock Awards or Other Stock-Based Awards in addition to or in lieu of some or all of the Options otherwise issuable under this Section 6.

7.                                      Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of a SAR entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the exercise price established pursuant to Section 7(c). SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated

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by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board, subject to the other terms of the Plan, may specify in the SAR Award.

(c) Exercise Price. The Board shall establish the exercise price of each SAR on the date of grant and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) acceptable to the Board, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

8.                                      Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change in Control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

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(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

(e) Deferred Delivery of Shares.                     The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board may specify.

9.                                      Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any conditions for vesting and repurchase (or forfeiture) and any purchase price applicable thereto. Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any

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time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change in Control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

10.                               General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Reorganization Events; Change of Control Events.

(1) Definitions. A “Reorganization Event” shall mean (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. A “Change of Control Event” shall have the meaning set forth on Annex A hereto.

(2) Consequences of a Reorganization Event on Awards. Subject to Section 10(e)(3), in connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the

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excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholding, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. To the extent all or any portion of an Award becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Award the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Award exercise price; such repurchase right (A) shall lapse at the same rate as the Award would have become exercisable under its terms and (B) shall not apply to any shares subject to the Award that were exercisable under its terms without regard to clause (ii) above.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of Change of Control Events. Except to the extent otherwise provided in the instrument evidencing an Award or in any other agreement between a Participant and the Company, (i) upon the occurrence of a Change of Control Event, all Options and SARs then outstanding shall automatically become immediately exercisable in full and (ii) the restrictions and conditions on all other Awards then outstanding shall be deemed waived only if and to the extent specified (whether at the time of grant or otherwise) by the Board.

(f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards granted to such Participant. The Board, in its sole discretion, may allow Participants to satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(g) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to option repricing, Section 7(f) with respect to SAR repricing, Sections 8(b) or 9(b) with respect to the vesting of Restricted Stock Awards and Other Stock-Based Awards, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option and converting an option into a SAR. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, (ii) the change is permitted under Section 4(c) or 10(e) hereof or (iii) the Board determines that the change is necessary to make the Award comply with Section 409A of the Code (provided that this clause (iii) shall not be deemed to create a duty on the Board to make such changes).

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(h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limits in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $500,000 per fiscal year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or who the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Company, (c) earnings, (d) earnings growth, (e) earnings before interest, taxes, deduction and amortization (EBITDA), (f) operating income, (g) operating margins, (h) revenues, (i) expenses, (j) stock price, (k) market share, (l) chargeoffs, (m) reductions in non-performing assets, (n) return on sales, assets, equity or investment, (o) regulatory compliance, (p) satisfactory internal or external audits, (q) improvement of financial ratings, (r) achievement of balance sheet or income statement objectives, (s) net cash provided from continuing operations, (t) stock price appreciation, (u) total shareholder return, (v) cost control, (w) strategic initiatives, (x) net operating profit after tax, (y) pre-tax or after-tax income, (z) cash flow, or (aa) such other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. Such performance measures: (i) may vary by Participant and may be different for different Awards, (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control.

(5) Other Restrictions. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “Performance-Based Compensation.”

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11.                               Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan; Effect on 1998 Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”) and shall remain in full force and effect until terminated by the Board. No Awards shall be granted under the Plan after the completion of 10 years from the  Effective Date, but Awards previously granted may extend beyond that date. From and after the Effective Date, no new awards shall be granted under the Company’s 1998 Plan.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (1) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (2) no amendment that would require stockholder approval under the rules of the NYSE Amex (or such other securities exchange that the Company’s common stock is then listed) may be made effective unless and until such stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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ANNEX A

DEFINITION OF CHANGE OF CONTROL EVENT

For the purpose of this Plan, a “Change of Control” shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section (c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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Exhibit B

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
iPARTY CORP.

iParty Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is iParty Corp.

2. This Amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Amendment to the Restated Certificate of Incorporation amends Article Fourth of the Restated Certificate of Incorporation of the corporation, as heretofore amended, supplemented and restated, by adding at the end of Article Fourth a new paragraph, which shall read in its entirety as follows:

“3.                                 Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation pursuant to the Delaware General Corporation Law, each [                                                                                                 ]* shares of the Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Shareholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by [                                                                ]* shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of New Common Stock from the disposition of such fractional interest as provided below. The Corporation shall pay in cash the fair value of such fractional interest as of the Effective Date based on the average closing sales price of the Common Stock as reported on NYSE Amex for the four trading days preceding the Effective Date. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

4. This Amendment to the Restated Certificate of Incorporation shall be effective at 5:00 p.m., Eastern Time, on [                         , 2009].

IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by a duly authorized officer of the corporation this        day of             , 2009

iParty Corp.

Sal Perisano
Chief Executive Officer

*Stockholders are being asked to approve the combination of any number of our pre-split common stock between and including five and thirty into one share of our post-split common stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the actual exchange ratio determined by us to be in the best interests of iParty and its stockholders. The Board of Directors may also elect not to effect the Reverse Stock Split, in which case this proposed amendment to our Restated Certificate of Incorporation will be abandoned. In accordance with the resolutions to be adopted by the stockholders, we will not implement any amendment providing for an exchange ratio outside the range described in this proxy statement.

iParty Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF iPARTY CORP. FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2009

The undersigned, as a holder of shares of common stock, par value $.001 per share, and/or shares of Series B convertible preferred stock, par value $.001 per share, and/or shares of Series C convertible preferred stock, par value $.001 per share, and/or shares of Series D convertible preferred stock, par value $.001 per share, and/or shares of Series E convertible preferred stock, par value $.001 per share, and/or shares of Series F convertible preferred stock, par value $.001 per share (collectively, “Shares”), of iParty Corp., a Delaware corporation (the “Company”), hereby appoints Mr. Sal V. Perisano and Mr. David E. Robertson, and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Posternak Blankstein & Lund LLP located at Prudential Tower, 800 Boylston St., 33rd Floor, Boston, MA 02199, on Wednesday, May 27, 2009 at 11:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting with respect to Proposals Nos. 1, 2, 3, 4 and 5 set forth below and to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

You may revoke this proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director in Proposal 1 and “for” Proposals Nos. 2, 3, 4 and 5 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Please mark your choice like this: ☒

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS NOS. 1, 2,  3, 4 and 5.

Proposal No. 1 -

☐

For each of the following nominees for director: Sal V. Perisano, Daniel I. De Wolf, Frank W. Haydu III, Eric Schindler, Joseph S. Vassalluzzo, and Robert W. Jevon, Jr.* and as more fully described in the accompanying Proxy Statement.

☐	Withhold authority as to all listed nominees.
☐	For all nominees except the following:

* To be elected only by a vote of the holders of the Series C convertible preferred stock.

Proposal No. 2 -

To approve the 2009 Stock Incentive plan, as more fully described in the accompanying Proxy Statement.

(check one box)  ☐  For  ☐  Against  ☐  Abstain

Proposal No. 3 –

To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of the Company’s common stock would be combined into new shares of Company common stock at an exchange ratio ranging between one-for-five and one-for-thirty, with the exchange ratio to be determined by the Board of Directors, as more fully described in the accompanying Proxy Statement.

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Proposal No. 4 –

To approve a one-time option repricing / exchange under which eligible employees (including named executive officers and non-employee independent directors) would be able to elect to exchange certain outstanding stock options issued under our Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan for a fewer number of lower priced options with the same vesting conditions and term, as more fully described in the accompanying Proxy Statement.

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Proposal No. 5 -

To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 26, 2009, as more fully described in the accompanying Proxy Statement.

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☐  CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

Print and sign your name below exactly as it appears on the records of iParty Corp. and date this card.  When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such.  Joint owners should each sign.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Date:	, 2009

Signature (title, if any)

Signature, if held jointly